Exhibit 10.10
This Participation Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Tennessee Valley Authority. The representations and warranties of the parties in this Participation Agreement were made to, and solely for the benefit of, the other parties to this Participation Agreement. The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

FINAL

PARTICIPATION AGREEMENT (A1)
Dated as of September 22, 2003
among
TENNESSEE VALLEY AUTHORITY,
NVG NETWORK I STATUTORY TRUST,
WELLS FARGO DELAWARE TRUST COMPANY,
not in its individual capacity, except
to the extent expressly provided herein, but
as Owner Trustee
WACHOVIA MORTGAGE CORPORATION,
WILMINGTON TRUST COMPANY,
not in its individual capacity, except to the extent expressly provided herein, but as Lease Indenture Trustee
and
WILMINGTON TRUST COMPANY,
not in its individual capacity, except to the extent expressly provided herein, but as Pass Through Trustee
Lease of Control,Monitoring And Data Analysis Network

-i-

TABLE OF CONTENTS
(Continued)

-ii-

TABLE OF CONTENTS
(Continued)
APPENDICES:
Appendix A            Definitions
SCHEDULES:
Schedule 1 Filings
Schedule 2 Initial List of Competitors
Schedule 3 Account Information and Equity Investment
Schedule 4 Maximum Tax Indemnities
EXHIBITS:
Exhibit A            Form of Head Lease
Exhibit B            Form of Network Lease
Exhibit C            Form of Lease Indenture
Exhibit D            Form of Assignment and Assumption Agreement
Exhibit E            Form of Guaranty
Exhibit F            Form of Owner Lessor Security Agreement
Exhibit G            Form of Joint Operating Agreement

-iii-

PARTICIPATION AGREEMENT (A1)
     This PARTICIPATION AGREEMENT (Al), dated as of September 22, 2003 (this “Participation Agreement” or this “Agreement”), among (i) TENNESSEE VALLEY AUTHORITY, a wholly owned corporate agency and Instrumentality of the United States (“TVA”), (ii) NVG NETWORK. I STATUTORY TRUST, a Delaware statutory trust (herein, together with its successors and permitted assigns, the “Owner Lessor”), (iii) WELLS FARGO DELAWARE TRUST COMPANY, a Delaware limited purpose trust company, not in its individual capacity, except to the extent expressly provided herein, but as trustee under the Trust Agreement (herein in its capacity as trustee under the Trust Agreement, the “Owner Trustee.” and herein in its individual capacity, the “Trust_Company”), (iv) WACHOVIA MORTGAGE CORPORATION, a North Carolina corporation (the “Owner Participant”), (v) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except to the extent expressly provided herein, but as trustee under the Lease Indenture (herein in its capacity as trustee under the Lease Indenture, the “Lease Indenture Trustee”), and (vi) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except to the extent expressly provided herein, but as trustee under the Pass Through Trust Agreement (herein in its capacity as trustee under the Pass Through Trust Agreement, the “Pass Through Trustee”).
W I T N E S S E T H:
     WHEREAS, TVA holds title to the Network (other than with respect to certain of the Software Rights that are part of the Network) and owns, or holds licenses to use, that portion of the Network constituting the Software Rights;
     WHEREAS, TVA desires to (i) lease an undivided interest equal to the Owner Lessor’s Percentage in the Network (other than the Software Rights) (such undivided interest excluding the Software Rights herein referred to as the “Undivided Interest”), and (ii) assign, or grant a license to use, the Software Rights, in each case to the Owner Lessor pursuant to the Head Lease;
     WHEREAS, the Owner Lessor desires to sublease the Undivided Interest and assign its interest in the Software Rights to TVA pursuant to the Network Lease;
     WHEREAS, concurrently with the execution and delivery of this Participation Agreement, the Owner Participant has entered into the Trust Agreement, pursuant to which the Owner Participant has authorized the Owner Lessor to, among other things and subject to the terms and conditions thereof and hereof, lease the Undivided Interest from TVA and hold the Software Rights pursuant to the Head Lease, and to sublease the Undivided Interest and assign such Software Rights to TVA pursuant to the Network Lease;
     WHEREAS, concurrently with the execution and delivery of this Participation Agreement, TVA has entered into the Underwriting Agreement with the Initial Purchasers pursuant to which the Initial Purchasers will purchase the Certificates on the Closing Date from the Pass Through Trust;

     WHEREAS, on the Closing Date, the Owner Lessor intends to sell to the Pass Through Trust the Lessor Note and to grant to the Lease Indenture Trustee liens and security interests in the Owner Lessor’s interests in the Network and certain of the Operative Documents executed in connection therewith to secure its obligations thereunder;
     WHEREAS, concurrently with the execution and delivery of this Participation Agreement, the Pass Through Trustee has entered into the Pass Through Trust Agreement, pursuant to which the Pass Through Trustee has been directed to use the relevant portion of the Proceeds to purchase the Lessor Note from the Owner Lessor on the Closing Date; and
     WHEREAS, the parties hereto desire to consummate the transactions contemplated hereby.
     NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. DEFINITIONS; INTERPRETATION OF THIS PARTICIPATION AGREEMENT
     The capitalized terms used in this Participation Agreement, including the foregoing recitals, and not otherwise defined herein shall have the respective meanings specified in Appendix A hereto. The general provisions of Appendix A shall apply to terms used, in this Participation Agreement and specifically defined herein.
SECTION 2. PARTICIPATION; CLOSING DATE; TRANSACTION COSTS
     Section 2.1 Agreements to Participate.
     Subject to the terms and conditions of this Agreement, and in reliance on the agreements, representations and warranties made herein, the parties agree to participate in the Transaction as described in this Section 2.1 on the Closing Date as follows:
     (a) the Owner Participant agrees to provide funds in an amount sufficient to (i) fund the Equity Investment, and (ii) pay the Transaction Costs that the Owner Lessor is responsible to pay pursuant to Section 2.4(a) hereof (collectively, the “Owner Participant’s Commitment”);
     (b) TVA agrees to lease the Undivided Interest and to assign the Software Rights or grant a non-exclusive license to use the Software Rights, as applicable, to the Owner Lessor on the terms and conditions set forth in the Head Lease attached as Exhibit A hereto; the Owner Lessor agrees to lease the Undivided Interest from TVA and to hold such Software Rights assigned or granted to the Owner Lessor by TVA; and each agrees to execute and deliver the Head Lease substantially in such form;
     (c) the Owner Lessor agrees to lease the Undivided Interest and to assign the Software Rights to TVA on the terms and conditions set forth in the Network Lease attached as Exhibit B hereto; TVA agrees to lease the Undivided Interest from the Owner Lessor and to hold the Software Rights assigned by the Owner Lessor; and each agrees to execute and deliver the Network Lease substantially in such form;
     (d) the Lease Indenture Trustee agrees to enter into and act as the trustee under a Lease Indenture substantially in the form of Exhibit C hereto pursuant to which the Lessor Note will be issued;
     (e) the Owner Lessor agrees to sell to the Pass Through Trust the Lessor Note and to grant to the Lease Indenture Trustee liens and security interests in the Owner Lessor’s interests in the Undivided Interest and the Software Rights and certain of the Operative Documents executed in connection therewith to secure its obligations thereunder as provided in the Lease Indenture, and to enter into the Lease Indenture referred to in clause (d) of this Section 2.1;
     (f) the Pass Through Trustee agrees to use the relevant portion of the Proceeds to purchase the Lessor Note from the Owner Lessor;
     (g) the Owner Lessor agrees to use the funds received from the Owner Participant and the Pass Through Trust pursuant to clauses (a)(i) and (f), respectively, of this Section 2.1 to pay the Head Lease Rent under the Head Lease (such payment to be allocated as set forth in Section
3.3(c) thereof);
     (h) the Owner Participant and TVA agree to enter into the Tax Indemnity Agreement in the form previously agreed to between the Owner Participant and TVA;
     (i) the Owner Participant agrees to pay the Transaction Costs the Owner Lessor is responsible to pay pursuant to Section 2.4(a) hereof; and
     (j) the parties agree to enter into the other Operative Documents substantially in the respective forms attached hereto.
     Section 2.2 Closing Date; Procedure for Participation.
     (a) Closing Date, The closing of the Transaction (the “Closing”) shall take place after 10:00 a.m., New York City time, on the Scheduled Closing Date, or such other date as the parties hereto shall mutually agree (the “Closing Date”). The Closing shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103.
     (b) Procedures for Funding. Unless the Closing Date shall have been postponed pursuant to Section 2.3 (a), subject to the terms and conditions of this Participation Agreement, the Owner Participant shall make the Owner Participant’s Commitment available not later than 10:00 a.m., New York City time, on the Scheduled Closing Date, by transferring or delivering such amount, in funds immediately available on such Closing Date, to the Owner Participant’s account with the Trust Company.
     (c) Expiration of Commitments. The obligation of the Owner Participant to make its Equity Investment shall expire at 11:59 p.m., New York City time, on November 1, 2003. If the Closing Date has not occurred on or before November 1, 2003, the Transaction Parties shall have no obligation to consummate the Transaction and, except as provided in Sections 2.4, 9.1 and 9.2, all obligations of the Transaction Parties shall cease and terminate.
     Section 2.3 Postponement of Closing; Investment of Funds.
     (a) Postponement of Closing. The Closing may be postponed from time to time for any reason if TVA gives the Owner Participant a facsimile or telephonic (confirmed in writing) notice of such postponement and notice of the date to which the Closing has been postponed, such notice of postponement to be received by the Owner Participant no later than 10:00 a.m., New York City time, on the date the Closing was scheduled to occur. TVA will promptly give notice of such postponement to the Owner Lessor, the Owner Trustee, the Lease Indenture Trustee and the Pass Through Trustee. If, prior to receipt of a postponement notice under this Section 2.3(a), the Owner Participant shall have provided funds in accordance with Section 2.2(b), such funds shall be returned to the Owner Participant, as soon as reasonably practicable but in no event later than the Business Day following the date of such notice, unless the Owner Participant shall have otherwise directed. All funds made available pursuant to Section 2.2(b) will be held by the Trust Company in trust for the Owner Participant and shall not be part of the Indenture Estate or the Lessor Estate, shall be invested by the Trust Company in accordance with clause (b) below and shall remain the sole property of the Owner Participant unless and until (i) released by the Owner Participant and made available to the Owner Lessor and applied by the Owner Lessor to pay the Head Lease Rent and the Transaction Costs, or (ii) returned to the Owner Participant, as provided in this Section 2.3(a).
     (b) Investment of Funds. If the Owner Participant has made the Owner Participant’s Commitment available to the Trust Company in accordance with Section 2.2(b), the Closing does not occur on the date such funds were required to be deposited, and the Trust Company is unable to return such funds to the Owner Participant on such date, the Trust Company shall, subject to Section 2.3(a) above, use reasonable efforts to invest such funds from time to time at the written direction of TVA and at TVA’s sole expense and risk, in Permitted Instruments until such funds can be returned to the Owner Participant. If on the date the Owner Participant’s Commitment was required to be deposited, the Owner Participant has made the Owner Participant’s Commitment available to the Trust Company in accordance with Section 2.2(b), the Closing does not occur on such date, and the Trust Company has not returned such funds to the Owner Participant on or before 2:00 p.m, New York City time, on such date, then TVA shall reimburse the Owner Participant for loss of the use of such funds at the Applicable Rate for each day, from and including the day that such funds were made available to the Trust Company by the Owner Participant to, but excluding the earlier of (i) the day that such funds have been returned to the Owner Participant pursuant to Section 2.3(a) (funds received by the Owner Participant after 2:00 p.m., New York City time, on any day shall be deemed to be returned on the next succeeding Business Day) and (ii) ‘the Closing Date. Subject to payment for the account of the Owner Participant of any reimbursement for loss of use of funds due to it at the Applicable Rate, any net gain realized on the investment of such funds (including interest) shall be paid to TVA by the Trust Company on the earlier of (i) the date such funds are returned to the Owner Participant pursuant to Section 2.3(a) and (ii) the Closing Date. The Trust Company shall not be liable for any interest on or loss resulting from such investments and, if such funds are made available to the Owner Lessor and utilized to pay the Head Lease Rent or Transaction Costs on the Closing Date, TVA shall reimburse the Trust Company for any net loss realized on the investment of such funds. If such funds are not so utilized, TVA shall, in addition to its obligation to reimburse the Owner Participant for loss of use as provided above, reimburse the Owner Participant on the date such funds are returned to the Owner Participant for any net loss realized on the investment of such funds. In order to obtain funds for payment of the Head Lease Rent or Transaction Costs or to return funds made available to the Owner Lessor by the Owner Participant, the Trust Company is authorized to sell any investments or obligations purchased as aforesaid.
     Section 2.4 Transaction Costs.
     (a) If the Transaction is consummated, Transaction Costs incurred on or prior to the Closing Date and substantiated or otherwise supported in reasonable detail to TVA shall be paid on the Closing Date by the Owner Lessor (with funds provided by the Owner Participant); provided, however, that the Owner Lessor shall not be obligated to pay (and the Owner Participant shall not be obligated to fund) more than $1,650,000 of Transaction Costs in the aggregate (the “Owner Participant Transaction Expenses”). If the Transaction Costs exceed such amount, the Owner Participant will specify in writing to TVA which Transaction Costs it elects to include in the Owner Participant Transaction Expenses and TVA will be liable for all other Transaction Costs substantiated or supported as provided above. All other fees, costs and expenses incurred by TVA, the Owner Lessor and the Owner Participant shall be for such party’s respective account whether or not the Transaction is consummated. If the Transaction is not consummated for any reason (including as a result of TVA’s election pursuant to Section 12.2), TVA shall bear all Transaction Costs that are substantiated or otherwise supported in reasonable detail; provided, however, that TVA shall not be obligated to pay Transaction Costs incurred by any Transaction Party if such party failed to consummate the Transaction on the basis of the provisions of this Agreement.
     (b) Following the Closing, TVA will be responsible for, and will pay as Supplemental Lease Rent on an After-Tax Basis the annual administration fees, if any, and related expenses (including reasonable fees and expenses of its outside counsel) of the Owner Trustee, the Lease Indenture Trustee and the Pass Through Trustee.
SECTION 3. REPRESENTATIONS AND WARRANTIES
     Sections 3.1 Representations and Warranties of TVA. TVA represents and warrants that, as of the Effective Date:
     (a) Legal Status. It is an instrumentality and agency of the Government duly created and validly existing under the provisions of the TVA Act and has full power and authority to enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is or will be a party. TVA’s status as an instrumentality and agency of the Government can be changed only by an act of the United States Congress.
     (b) Due Authorization; Enforceability. Etc. This Agreement and each of the other Operative Documents to which TVA is or will be a party have been, or when executed and delivered will be, duly authorized, executed and delivered by all necessary corporate action by TVA, and, assuming the due authorization, execution and delivery by each other party thereto, this Agreement constitutes and, when executed and delivered, the other Operative Documents to which TVA is or will be a party constitute or will constitute the legal, valid and binding obligations of TVA, enforceable against it in accordance with their respective terms.
     (c) Non-Contravention. The execution, delivery and performance by TVA of this Agreement and each of the other Operative Documents to which it is or will be a party, the consummation by TVA of the transactions contemplated hereby and thereby, and compliance by TVA with the terms and provisions hereof and thereof, do not and will not (i) contravene the TVA Act or any other Applicable Law binding on TVA or its property, or (ii) constitute a default by TVA under, or result in the creation of any Lien upon the property of TVA (other than as permitted pursuant to any Operative Document) under, or require any approval or consent of, or notice to, any holder of any indebtedness of TVA under, the Bond Resolution, the Subordinated Resolution or any other material contract, agreement or instrument to which TVA is a party or by which TVA or any of its property is bound.
     (d) Government Actions. No authorization, determination or approval or other action by, and no notice to or filing or registration with, any Governmental Entity or under any Applicable Law is required for the due execution, delivery or performance by TVA of this Agreement and the other Operative Documents to which TVA is or will be a party.
     (e) Litigation. There is no pending or, to the Actual Knowledge of TVA, threatened, action, suit, investigation or proceeding against TVA before any Governmental Entity questioning the validity of the Operative Documents or the performance by TVA of its obligations under this Agreement or any other Operative Document or relating to the use, maintenance or operation of the Network.
     (f) Location. TVA has the right to locate each material Component of the Network on, and to access, and to disassemble and remove, each material Component of the Network from, each parcel of real property or building where any Component of the Network is located. The Components of the Network constitute personal property under the law of the respective State in which they are located. The remedies provided in Section 18 of the Network Lease are effective to provide the Owner Lessor with sufficient rights to recover possession of the Undivided Interest and to recover the Software Rights upon the occurrence of a Lease Event of Default.
(g) Title; Liens; Etc.
     (i) TVA has good and valid title to the Undivided Interest, and good and valid title to or a valid license of, the Software Rights, in each case free and clear of all Liens other than Permitted Closing Date Liens, TVA has paid all amounts due and owing under the Software Licenses.
     (ii) Upon execution and delivery of the Head Lease by TVA and (a) assuming due authorization, execution and delivery of the Head Lease by the Owner Lessor, and (b) assuming due authorization, execution and delivery of the Software License Consents and the effectiveness thereof, the Owner Lessor’s Interest under the Head Lease shall have been duly and validly created in favor of the Owner Lessor and shall have been duly and validly transferred to the Owner Lessor and the Owner Lessor shall be the leasehold owner of the Undivided Interest and the valid holder of the Software Rights, in each case, free and clear of all Liens other than Permitted Liens; and, subject to the provisions of the Software Licenses and the Software License Consents, the Owner Lessor shall be able to transfer, sell or lease the Software Rights to any Person to whom the Undivided Interest is sold, transferred or leased pursuant to the provisions of any of the Operative Documents (including the Lease Indenture Trustee in connection with the exercise of remedies pursuant to the Operative Documents).
     (iii) When duly authorized, executed and delivered by each of the parties thereto, the Lease Indenture will create a valid Lien in favor of the Lease Indenture Trustee in the Indenture Estate and no filing, recording, registration or notice with any Federal or state Governmental Entity, or under the TVA Act, will be necessary to establish or, except for such filings as will be made pursuant to Section 4(n), to perfect, or give record notice of, the Lien in favor of the Lease Indenture Trustee in the Indenture Estate to the extent such Lien may be perfected by filings or recordings. When duly authorized, executed and delivered by each of the parties thereto, and assuming the filings will be made pursuant to Section 4(n) and that the Lease Indenture Trustee retains possession of the original executed counterpart of the Head Lease and the Network Lease, the Lease Indenture will create a valid and perfected Lien in favor of the Lease Indenture Trustee in the Head Lease and the Network Lease. When duly authorized, executed and delivered by each of the parties thereto, no filing, recording, registration or notice with any Federal or state Governmental Entity, or under the TVA Act, will be necessary to establish or to protect the right, title and interest of the Owner Lessor or the Lease Indenture Trustee in the Network or under the Head Lease or the Network Lease.
     (iv) None of the Permitted Closing Date Liens will, on and after the Closing Date, materially interfere with the use, operation or possession of the Network as contemplated by the Operative Documents.
     (v) Attachment A to the Head Lease and Exhibit A to the Network Lease are true, accurate and complete and, with the utilization of the Escrowed Software for purposes of determining the location of the Network, sufficiently identifies the Network as distinguished from other assets owned or leased by TVA for the purposes of the Head Lease and the Network Lease.
     (h) Regulation. The use by TVA of the proceeds of the Head Lease Rent will not violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the regulations of the Federal Reserve System.
     (i) Holding Company Act and Federal Power Act. TVA is not subject to the Holding Company Act. None of the Owner Lessor, the Owner Participant, the Trust Company, the Owner Trustee, the Lease Indenture Trustee, or the Pass Through Trustee shall, solely by reason of the execution and delivery of this Agreement and each of the other Operative Documents to which they are or will be party and the consummation of the transactions contemplated hereby and thereby, be deemed to be an “electric utility” or “public utility” as such terms are used in the

Federal Power Act or an “electric utility company,” a “public utility company,” a “holding company,” or a “subsidiary company” or an “affiliate” of an “electric utility company,” a “public utility company,” or a “holding company,” as such terms are used in the Holding Company Act; provided however, that unless an exemption under the Holding Company Act is available, the exercise of any remedy provided for in any Operative Document that results in operation or direct or indirect ownership by the Owner Lessor, the Owner Participant, the Trust Company, the Owner Trustee, the Lease Indenture Trustee or the Pass Through Trustee or any Affiliate of any of them or any of their successors or assigns, of the Network may result in regulation of the operator or any direct or indirect owner of the Network and of its Affiliates under the Holding Company Act; provided farther, that the exercise of any remedy provided for in any applicable Operative Document that results in ownership or operation by the Owner Lessor, the Owner Participant, the Trust Company, the Owner Trustee, the Lease Indenture Trustee or the Pass Through Trustee or any of their respective successors or assigns, of the Network may result in regulation of the owner or operator of the Network becoming subject to regulation under the Federal Power Act.
     (j) Investment Company Act. TVA is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (k) Securities Act. The offering and sale of the Certificates is exempt from the registration requirements of Section 5 of the Securities Act. Neither TVA nor, to its knowledge, anyone authorized by TVA, has directly or indirectly offered or sold any interest in the Beneficial Interest, the Lessor Note, the Certificates or any part thereof, or in any similar security or lease the offering of which for purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Beneficial Interest, the Lessor Note, or the Certificates or any part thereof, or solicited any offer to acquire any of the same, in violation of the registration requirements of Section 5 of the Securities Act.
     (l) Software License Consents. The grant of the rights by TVA to the Owner Lessor in the Software Rights does not require the consent of any Person, other than the Software License Consents.
     (m) Bankruptcy Code. TVA is not an entity that is capable of being a “debtor” as defined in Section 101(13) or Section 109 of the Bankruptcy Code.
     (n) Applicable Law. TVA is in compliance with all Applicable Laws relating to the operation, maintenance, use or ownership of the Network, except where noncompliance will not have a Material Adverse Effect or involve any danger of (i) foreclosure, sale, forfeiture or loss of, or imposition of a material Lien on, the Network or the Undivided Interest or the impairment of the use, operation or maintenance of the Network in any material respect, or (ii) any criminal or material civil liability being incurred by the Owner Participant, the Owner Lessor, the Owner Trustee, the Lease Indenture Trustee or the Pass Through Trustee.
     (o) ERISA. Assuming the correctness of the representations of the other parties hereto and the correctness of the deemed representations of the Certificateholders set forth under the caption “ERISA Considerations” in the Offering Circular, the Transaction will not constitute a non-exempt “prohibited transaction” under ERISA.

     (p) Disclosure; No Material Omission. The Offering Circular does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading: provided, however, that no representation is given or made with regard to (i) any forecasts or projections included therein or omitted therefrom, or (ii) the descriptions of the Operative Documents or the tax consequences to beneficial owners of Certificates.
     (q) No Default; No Event of Loss. No Event of Default, or event that with the passage of time or giving of notice or both would constitute an Event of Default, has occurred or will occur upon or as a consequence of the execution and delivery of the Operative Documents. No Event of Loss of the type described in clause (a) or (b) of the definition of Event of Loss has occurred or will occur upon the execution and delivery of the Operative Documents.
     (r) Financial Statements. The audited financial statements of TVA as of September 30, 2002, together with the footnotes thereto, included in the Offering Circular were prepared in accordance with GAAP, and fairly present the financial position of TVA as of such date and there has been no material adverse change in the financial condition of TVA since such date, except as disclosed in the Offering Circular.
     (s) Application of Net Power Proceeds. Payments of Basic Lease Rent under the Network Lease will constitute “costs of operating, maintaining, and administering” TVA’s “power properties” as used in the definition of “Net Power Proceeds” in Article I of the Bond Resolution and Article I of the Subordinated Resolution, and the Bond Resolution and the Subordinated Resolution each provides that TVA’s “Gross Power Revenues” (as defined in the Bond Resolution and the Subordinated Resolution) be applied to such “costs” before application to interest or principal payments on the “Bonds” (as defined in the Bond Resolution) or other “Evidences of Indebtedness” (as defined in each of the Bond Resolution and the Subordinated Resolution) issued pursuant to the Bond Resolution or the Subordinated Bonds issued pursuant to the Subordinated Bond Resolution, respectively.
     (t) Bond Resolution. Bonds as defined in and issued under the Bond Resolution and other Evidence of Indebtedness as defined in and issued under the Bond Resolution or the Subordinated Resolution are not subject to acceleration. The Bond Resolution and the Subordinated Resolution are in full force and effect.
     (u) EIN. The EIN of TVA is 62–047–4417.
     (v) Qualification to do Business. The qualification of the Owner Lessor or the Owner Participant to do business under the laws of the states in which the Network is located, or any political subdivision thereof, is not and will not be required solely as a consequence of the execution and delivery of this Agreement or the other Operative Documents, the making of the Equity Investment or, prior to expiration or termination of the Network Lease, the performance by the Owner Lessor or the Owner Participant of its obligations under this Agreement or any other Operative Document to which it is a party.

     Section 3.2 Representations and Warranties of the Owner Lessor. The Owner Lessor represents and warrants that as of the Effective Date:
     (a) Due Organization. The Owner Lessor is a duly organized and validly existing “statutory trust” as such term is defined in 12 Del. C. §3801(a) under the laws of the State of Delaware of which the Owner Participant is the beneficial owner, and has the power and authority to enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is or will be a party.
     (b) Due Authorization; Enforceability; Etc.
     (i) (A) This Agreement and each of the other Operative Documents (other than the Lessor Note) to which the Owner Lessor is or will be a party has been, or when executed and delivered will be, duly authorized, executed and delivered by the Owner Lessor, and (B) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Owner Lessor, this Agreement constitutes and each of the other Operative Documents (other than the Lessor Note) to which it is or will be a party constitute or will, upon such execution and delivery, constitute the legal, valid and binding obligations of the Owner Lessor, enforceable against the Owner Lessor in accordance with their respective terms.
     (ii) Upon the execution of the Lessor Note by the Owner Lessor and authentication thereof by the Lease Indenture Trustee in accordance with the Lease Indenture and delivery of such Lessor Note against payment therefor, the Lessor Note will constitute a legal, valid and binding obligation of the Owner Lessor, enforceable against the Owner Lessor in accordance with its terms.
     (c) Non-Contravention. The execution and delivery by the Owner Lessor of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Owner Lessor of the transactions contemplated hereby and thereby, and the compliance by the Owner Lessor with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law of the United States of America or the State of Delaware, or the Trust Agreement or the Owner Lessor’s other organizational documents or contravene the provisions of, or constitute a default by the Owner Lessor under, any indenture, mortgage or other material contract, agreement or instrument to which the Owner Lessor is a party or by which the Owner Lessor or its property is bound, or result in the creation of any Owner Lessor’s Lien upon the Lessor Estate; subject to the correctness of the Lessee’s representation set forth in Section 3.1(i) above and provided, that no representation is made with respect to the right, power and authority of the Owner Lessor to operate the Network following the termination of the Network Lease.
     (d) Governmental Actions. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity is required for the due execution, delivery or performance by the Owner Lessor, as the case may be, of the Trust Agreement, the Lease Indenture, the Lessor Note, this Agreement or the other Operative Documents to which the Owner Lessor is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given; subject to the correctness of the

Lessee’s representations set forth in Section 3.1(i) above and provided, that no representation is made with respect to the right, power and authority of the Owner Lessor to operate the Network following the termination of the Network Lease.
     (e) Litigation. There is no pending or, to the Actual Knowledge of the Owner Lessor, threatened, action, suit, investigation or proceeding against the Owner Lessor before any Governmental Entity that questions the validity of any Operative Document.
     (f) Liens. The Owner Lessor’s right, title and interest in and to the Lessor Estate is free of any Owner Lessor’s Liens.
     (g) Investment Company Act. The Owner Lessor is not an “investment company” or an “affiliated person” of an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (h) EIN. The EIN of the Owner Lessor is 51–6538478.
     (i) Location. The location (as such term is used in Section 9-307 of the UCC) of the Owner Lessor is Delaware and its organizational identification number is 3705686.
     Section 3.3 Representations and Warranties of the Owner Trustee and the Trust Company. The Trust Company (only with respect to representations and warranties expressly relating to the Trust Company) and the Owner Trustee hereby severally represent and warrant that, as of the Effective Date:
     (a) Due Incorporation; Etc. The Trust Company is a limited purpose trust company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority, as Owner Trustee and/or in its individual capacity to the extent expressly provided herein or in the Trust Agreement, to enter into and perform its obligations under the Trust Agreement, this Agreement and each of the other Operative Documents to which it is or will be a party.
     (b) Due Authorization; Enforceability; Etc.
     (i) The Trust Agreement has been duly authorized., executed and delivered by the Trust Company, and assuming the due authorization execution and delivery of the Trust Agreement by the Owner Participant, the Trust Agreement constitutes the legal, valid and binding obligation of the Trust Company, enforceable against it in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms.
     (ii) This Agreement has been duty authorized, executed and delivered by the Owner Trustee and, to the extent expressly provided herein, the Trust Company, and assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Owner Trustee and, to the extent expressly provided herein, the Trust Company, this Agreement constitutes a legal, valid and binding obligation of the Owner Trustee and, to the extent expressly provided herein, the Trust Company, enforceable against the Owner Trustee and, to the extent expressly provided herein, the Trust Company, as the case may be, in accordance with its terms.

     (c) Execution. (i) Each of the other Operative Documents to which the Trust Company or the Owner Trustee is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Trust Company or the Owner Trustee and (ii) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the Trust Company or the Owner Trustee, each of the other Operative Documents to which the Owner Trustee or, to the extent expressly provided therein, the Trust Company, is or will be a party constitutes, or when executed and delivered will constitute, a legal valid and binding obligation of the Owner Trustee and, to the extent expressly provided herein, the Trust Company, as the case may be, enforceable against the Owner Trustee and, to the extent expressly provided herein, the Trust Company, in accordance with its terms.
     (d) Non-Contravention. The execution and delivery by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Agreement, this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, with the terms and provisions hereof and thereof, do not and will not (i) contravene any Applicable Law of the State of Delaware governing the Trust Company or any United States Federal law governing the banking or trust powers of the Trust Company, or the Trust Agreement, or its organizational documents or bylaws, or (ii) contravene the provisions of, or constitute a default by the Trust Company under, or result in the creation of any Owner Lessor’s Lien attributable to it upon the Lessor Estate under, any indenture, mortgage or other material contract, agreement or instrument to which the Trust Company is a party or by which the Trust Company or its property is bound; subject to the correctness of the Lessee’s representations set forth in Section 3.1(i) above and provided, that no representation is made with respect to the right, power and authority of the Trust Company or the Owner Trustee to operate the Network following the termination of the Network Lease.
     (e) Governmental Actions. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity of the State of Delaware or the United States of America governing the banking or trust powers of the Trust Company is required for the due execution, delivery or performance by the Trust Company or the Owner Trustee, as the case may be, of the Trust Agreement, this Agreement or the other Operative Documents to which the Trust Company or the Owner Trustee is a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given; subject to the correctness of the Lessee’s representations set forth in Section 3.1(i) above and provided, that no representation is made with respect to the right, power and authority of the Trust Company or the Owner Trustee to operate the Network following the termination of the Network Lease.
     (f) Litigation. There is no pending or, to the Actual Knowledge of the Trust Company, threatened action, suit, investigation or proceeding against the Trust Company either in its individual capacity or as Owner Trustee, as the case may be, before any Governmental Entity that questions the validity of the Operative Documents.

     (g) Liens. The Lessor Estate is free of any Owner Lessor’s Liens attributable to the Trust Company or the Owner Trustee.
     (h) EIN. The EIN of the Trust Company is 37-1426872.
     Section 3.4 Representations and Warranties of the Owner Participant. The Owner Participant represents and warrants that, as of the Effective Date:
     (a) Due Organization. The Owner Participant is a North Carolina corporation, duly created, validly existing and in good standing under the laws of the State of North Carolina and has the requisite power and authority to enter into and perform its obligations under this Agreement, the Trust Agreement, and the Tax Indemnity Agreement.
     (b) Due Authorization;_Enforceability; Etc. This Agreement, the Trust Agreement and the Tax Indemnity Agreement have been, or when executed and delivered will be, duly authorized, executed and delivered by the Owner Participant and, assuming the due authorization, execution and delivery by each other party thereto, this Agreement, the Trust Agreement and the Tax Indemnity Agreement constitute, or when executed and delivered will constitute, the legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms.
     (c) Non-Contravention. The execution and delivery by the Owner Participant of this Agreement, the Trust Agreement and the Tax Indemnity Agreement, the consummation by the Owner Participant of the transactions contemplated hereby and thereby, and the compliance by the Owner Participant with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law binding on the Owner Participant (subject to the correctness of the Lessee’s representation set forth in Section 3.1(i) above and provided that no representation or warranty is made as to any Applicable Law to the extent the Owner Participant may be subject thereto as a result of the termination of the Network Lease) or its organizational documents, or contravene the provisions of, or constitute a default under, or result in the creation of any Owner Participant’s Lien upon the Lessor Estate under, any indenture, mortgage or other material contract, agreement or instrument to which the Owner Participant is a party or by which the Owner Participant or its property is bound.
     (d) Governmental Action. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity is required for the due execution, delivery or performance by the Owner Participant of this Agreement, the Trust Agreement or the Tax Indemnity Agreement, other than any authorization or approval or other action or notice or filing as has been duly obtained, taken or given (subject to the correctness of the Lessee’s representation in Section 3.1(i) above and provided that no representation or warranty is made as to any Applicable Law to the extent the Owner Participant may be subject thereto as a result of the termination of the Network Lease).
     (e) Litigation. There is no pending or, to the Actual Knowledge of the Owner Participant, threatened action, suit, investigation or proceeding against the Owner Participant before any Governmental Entity that questions the validity of the Operative Documents.
     (f) Liens. The Lessor Estate is free of any Owner Participant’s Liens.

     (g) ERISA. No part of the funds to be used by the Owner Participant to make its investment pursuant to this Agreement, directly or indirectly, constitutes or is deemed to constitute assets (within the meaning of ERISA and any applicable rules, regulations and court decisions thereunder) of any Plan.
     (h) Acquisition for Investment. The Owner Participant is purchasing the Beneficial Interest for its own account with no present intention of distributing such Beneficial Interest or any part thereof in any manner that would require registration under the Securities Act, but without prejudice, however, to the right of the Owner Participant at all times to sell or otherwise dispose of all or any part of such Beneficial Interest under an exemption from registration available under such Act.
     (i) Securities Act. Neither the Owner Participant nor, to its knowledge, anyone authorized by it has directly or indirectly offered or sold any interest in the Beneficial Interest, the Lessor Note or the Certificates or any part thereof, or in any similar security or lease, or in any security or lease the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Beneficial Interest, the Lessor Note or the Certificates or any part thereof or solicited any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act; it being understood for purposes of this Section 3.4(i) that no representation is made herein with respect to Advisors to the Lessee or the Initial Purchasers, and it being further understood that neither the Advisors to the Lessee nor the Initial Purchasers have acted or are acting on behalf of the Owner Participant in connection with the Beneficial Interest, the Lessor Note or the Certificates.
     (j) Appropriated Funds Not Used. No Federal appropriated funds have been paid or will be paid by or on behalf of the Owner Participant to any Person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or any employee of a Member of Congress in connection with the entering into of this Agreement or any other Operative Document. In connection therewith, the Owner Participant shall execute the Certificate required by 18 C.F.R. Part 1315.
     (k) EIN. The BIN of the Owner Participant is 56-0811711.
     (l) Regulatory Event of Loss. The Owner Participant is not aware of any fact or circumstance that would enable the Owner Participant now, or with the passage of time, to declare a Regulatory Event of Loss.
SECTION 4. CLOSING CONDITIONS; CONDITIONS TO PURCHASE OF LESSOR NOTE
     The obligations of the Owner Participant, the Owner Lessor, the Owner Trustee, the Lease Indenture Trustee, the Pass Through Trustee and TVA to consummate the Transaction on the Closing Date shall be subject to satisfaction or waiver of the following conditions (except that the obligations of any Person shall not be subject to such Person’s own performance or compliance):
     (a) Operative Documents. On or before the Closing Date, each of the Operative Documents to be delivered at the Closing shall have been duly authorized by the parties thereto, and each of the Operative Documents to be delivered at the Closing shall have been duly executed and delivered by the parties thereto substantially in the forms attached as an Exhibit hereto, shall each be in full force and effect, and executed counterparts of each shall have been delivered to each of the parties hereto (other than the Tax Indemnity Agreement, which shall only be delivered to the parties thereto and their counsel).
     (b) Equity Investment. The Owner Participant shall have made the Equity Investment in the Owner Lessor at the place and in the manner contemplated by Section 2 and the Other Owner Participants shall have made their respective “Equity Investment” in the Other Owner Lessors as provided in the Other Participation Agreements.
     (c) Certificates and Lessor Note. Each of the conditions precedent contained in the Underwriting Agreement shall have been satisfied or waived by the Initial Purchasers.
     (d) Corporate Documents. Each of the Transaction Parties shall have received certified copies of the organizational documents of each of the other parties hereto (except for the Trust Company who shall not be required to provide such documents) and resolutions of the board of directors or other authorizing body of each such other party duly authorizing the transaction and such documents and such evidence as each party may reasonably request in order to establish the authority of each such other party to consummate the Transaction, the taking of all necessary proceedings in connection therewith and compliance with the conditions herein or therein set forth and the incumbency of all officers signing any of the Operative Documents. Each of the foregoing documents shall be reasonably satisfactory to the recipient.
     (e) Events of Loss, Defaults, Events of Default. No Event of Loss, Lease Event of Default, or Lease Indenture Event of Default or event that with the passage of time or giving of notice or both would constitute an Event of Loss, a Lease Event of Default, or Lease Indenture Event of Default shall have occurred and be continuing.
     (f) No Threatened Proceedings. No action, suit, investigation or proceeding shall have been instituted nor shall governmental action be threatened before any Governmental Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Entity at the time of the Closing Date, to set aside, restrain, enjoin or prevent the consummation of the Operative Documents or any of the transactions contemplated by any of the Operative Documents.
     (g) Consents. All permits, licenses, approvals and consents necessary to consummate the Transaction, including the Software License Consents, shall have been duly obtained and shall be in full force and effect, satisfactory to each of the Transaction Parties in form and substance, and each such party shall have received a copy of such approval or consent, including the Software License Consents.
     (h) Governmental Actions. All actions, if any, required to have been taken by any Governmental Entity on or prior to the Closing Date in connection with the Transaction on the Closing Date shall have been taken and all orders, permits, waivers, exemptions, authorizations, determinations and approvals of and registrations with such Governmental Entities required to be in effect on the Closing Date in connection with the transactions contemplated by the Operative Documents on the Closing Date shall have been issued and shall be final and non-appealable;

and all such orders, permits, waivers, exemptions, authorizations, determinations and approvals shall be in full force and effect on the Closing Date; and each of the Transaction Parties shall have received a copy of any such order, permit, waiver, exemption, authorization, determinations or approval.
     (i) QTE Report. The Owner Participant shall have received the QTE Report, addressed to the Owner Participant, in form and substance satisfactory to the Owner Participant, and addressing (i) the status of the Network and its Components as “qualified technological equipment” within the meaning of Section 168(f)(i)(2) of the Code, (ii) the integrated status of the Network, (iii) the status and availability of the software for the efficient operation of the Network, and (iv) the percentage of the Network Cost attributable to “computer software” within the meaning of Section 167(f)(I)(B) of the Code.
     (j) Appraisal. The Owner Participant shall have received the Closing Appraisal prepared by the Appraiser addressed and delivered only to the Owner Participant in form and substance satisfactory to the Owner Participant. TVA and the Initial Purchasers shall have received a letter from the Appraiser with regard to the fair market value and useful life of the Network.
     (k) Opinion with Respect to Certain Tax Aspects. The Owner Participant shall have received the opinion, dated the Closing Date, of Hunton & Williams LLP addressed and delivered only to the Owner Participant as to certain tax matters in form and substance satisfactory to the Owner Participant.
     (l) Opinions of Counsel. Each of the relevant Transaction Parties shall have received an opinion or opinions, dated the Closing Date, in form and substance satisfactory to each such Transaction Party, of (a) Orrick, Herrington & Sutcliffe LLP, special counsel to TVA, (b) Maureen H. Dunn, Esq., Executive Vice President and General Counsel of TVA, (c) Hunton & Williams LLP, counsel to the Owner Participant, and Parrish McCormack, Vice President and Assistant General Counsel to Wachovia Corporation, (d) Richards, Layton & Finger, P.A., counsel to the Owner Lessor, the Trust Company, and the Owner Trustee (e) Morris, James, Hitchens & Williams LLP, counsel to the Lease Indenture Trustee and the Pass Through Trustee, in each case addressed to such Person, (f) Wyatt, Tarrant & Combs, LLP, local Kentucky counsel to TVA, (g) Butler, Snow, O’Mara, Stevens & Cannada, PLLC, local Mississippi counsel to TVA, and (h) Waller, Lansden, Dortch & Davis, local Tennessee counsel to TVA. Each such Person expressly consents to the rendering by its counsel of the opinion referred to in this Section 4(l) and acknowledges that such opinion shall be deemed to be rendered at the request and upon the instructions of such Person, each of whom has consulted with and has been advised by its counsel as to the consequences of such request, instructions and consent. Furthermore, each such counsel shall, to the extent requested, (i) include as addressees the Rating Agencies and the Initial Purchasers or (ii) permit the Rating Agencies and the Initial Purchasers to rely on its opinion as if such opinion were addressed to such parties.
     (m) Nonconsolidation Opinion. The Lessee, the Initial Purchasers and the Rating Agencies shall have received the opinion, dated the Closing Date, of Hunton & Williams LLP in form and substance satisfactory to the Lessee to the effect that if the Owner Participant were to become a debtor in a case under the Bankruptcy Code, and if the matter were properly briefed and presented to a Federal court exercising bankruptcy jurisdiction, the court, exercising reasonable judgment after full consideration of all relevant factors, would not order, over the objection of the creditors of the Owner Lessor, the substantive consolidation of the assets and liabilities of the Owner Lessor with those of the Owner Participant.
     (n) Filings. The financing statement under the Uniform Commercial Code of the State of Delaware listed on Schedule 1 hereto shall have been duly made (or presented for filing with the applicable office with payment of all fees in connection therewith), and all filing, recordation, transfer and other fees payable in connection therewith shall have been paid.
     (o) Actions of Governmental Entity. No action or proceeding shall be pending nor shall any action be threatened before any court or Governmental Entity, nor shall any order, judgment or decree have been issued by any court or Governmental Entity at the time of the Closing Date, to set aside, restrain, enjoin or prevent the completion and consummation of the Operative Documents or any of the transactions contemplated by any of the Operative Documents.
     (p) Taxes. All Taxes, if any, due and payable on or before the Closing Date in connection with the execution, delivery, recording and filing of this Agreement or any other Operative Document, or any document or instrument contemplated thereby shall have been duly paid in full.
     (q) Opinion of Counsel. The Owner Participant shall have received the opinion, dated the Closing Date, of Orrick, Herrington & Sutcliffe LLP in form and substance satisfactory to the Owner Participant to the effect that payments of Basic Lease Rent constitute an “operating expense” payable with a priority higher than that of the bonds or other “Evidences of Indebtedness” (as defined in the Bond Resolution) issued under the Bond Resolution.
     (r) Change in Tax Law. The Owner Participant shall not have delivered notice to TVA that any actual or proposed change in Tax law shall have occurred on or prior to the Closing Date (including regulations, announcements and notices) which the Owner Participant reasonably determines could adversely affect it after taking into account any required adjustment of Basic Lease Rent and Termination Values in accordance with Section 12 hereof.
     (s) Residual Value Insurance. The Owner Participant shall have received an opinion from the RVI Advisor addressed to the Owner Participant in form and substance satisfactory to the Owner Participant.
     (t) Escrow Arrangements. The Escrowed Software shall have been delivered to the Owner Trustee pursuant to Section 6.9 hereof.
     (u) No Material Adverse Change. Since September 30, 2002, there shall have been no material adverse change in the financial condition of TVA, except as disclosed in the Offering Circular as of the Closing Date.
     (v) Sales Tax Certificates. TVA shall have received a sale-for-resale certificate from the Owner Lessor applicable for the States of Georgia (on Form ST-5), Kentucky (on Form 51A105) and Tennessee (on Form RV-F1301301) and a statement attesting to the fact that it has filed an application for a Mississippi sales tax permit and will provide a copy of such permit to TVA immediately upon receipt (or, alternatively, a copy of such permit if available on the Closing Date); and TVA shall have provided the Owner Lessor with a governmental sale exemption certification for the States of Georgia (on Form ST-5) and Tennessee (on Form RV-F1301301) and a copy of a 1983 letter received by TVA from the State of Kentucky indicating that TVA can make purchases without the payment of Kentucky sales tax.
SECTION 5. COVENANTS OF TVA
     Section 5.1 Delivery of Financial Statements; No Default Certificate; Information Concerning the Network.
     (a) TVA shall deliver to the Owner Participant, the Owner Lessor, the Owner Trustee and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee as soon as reasonably practicable after the end of each fiscal year but in no event later than 120 days after the end of such year, (i) its audited yearly financial statements all prepared in accordance with GAAP together with the report of PricewaterhouseCoopers LLP or another firm of independent public accountants of nationally recognized standing, and (ii) an annual Officer’s Certificate stating that (1) the signer has made, or caused to be made under its supervision, a review of this Agreement and the other Operative Documents to which it is a party, and (2) such review has not disclosed the existence during such fiscal year (and the signer does not have Actual Knowledge of the existence as of the date of such certificate) of any condition or event constituting a Significant Lease Default or a Lease Event of Default or an Event of Loss or, if any such condition or event existed or exists, specifying the nature thereof, the period of existence thereof and what action TVA has taken or proposes to take with respect thereto and, concurrently with such delivery, shall deliver to the Owner Trustee the annual update of the Escrowed Software required pursuant to Section 6.9(b).
     (b) TVA shall deliver to the Owner Participant, the Owner Lessor, the Owner Trustee, and so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee, as soon as reasonably practicable after the end of each of the first three fiscal quarters but in no event later than 60 days after the end of each such quarter, its quarterly financial statements prepared in accordance with GAAP (subject to normal year-end adjustments).
     (c) TVA shall furnish, or shall cause to be furnished to, the Owner Trustee, the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee, and their respective authorized representatives from time to time records relating to the operation and maintenance of the Network (but which shall not include any records or data collected or disseminated by the Network relating to the operation and performance of the Transmission Plant and the associated billing arrangements) and such other material financial and nonconfidential information relating to TVA as any such person may reasonably request; provided that, except as provided in this Section 5.1, TVA reserves the right not to provide any information that is not otherwise publicly available to any transferee Owner Participant (or its Owner Lessor and Owner Trustee) if it reasonably believes in its good faith judgment that such transferee Owner Participant is a Competitor or is an Affiliate of a Competitor of TVA or its

Affiliates in the competitive power market, unless, before receiving any such information, such transferee Owner Participant shall have put in place (to the reasonable satisfaction of TVA) appropriate confidentiality arrangements.
     Section 5.2 Residual Value Insurance. No later than 12 months after the Early Purchase Date, the Lessee shall arrange and maintain insurance for the benefit of the Owner Lessor and the Owner Participant (the “Residual Value Insurance”) in an amount equal to the Residual Value Insurance Amount. The Residual Value Insurance shall be payable in an amount equal to the excess, if any, of the Residual Value Insurance Amount over the fair market sales value of the Owner Lessor’s Interest, provided that if the Lessee exercises the Purchase Option, such fair market sales value shall be determined so as to be consistent with Fair Market Sales Value (subject to compliance with any requirements of such Residual Value Insurance) (and provided further that, if the Lessee does not elect the Purchase Option and the Owner Lessor intends to sell the Owner Lessor’s Interest to a third party on or about the Expiration Date, such fair market sales value shall mean the amount of net sale proceeds received or to be received by the Owner Lessor upon a sale to a third party purchaser of the Owner Lessor’s Interest), The terms and conditions of any Residual Value Insurance will be reasonably acceptable to Owner Lessor, including the manner in which fair market sales value is determined. The insurance company or financial institution providing the Residual Value Insurance (i) may not be the Owner Lessor, the Lessee or any Affiliate or Tax Affiliate of any of the foregoing, (ii) must be reasonably acceptable to Owner Participant and (iii) must satisfy the Residual Value Insurance Standard. If, at any time after the Lessee has provided Residual Value Insurance, the long-term unsecured senior debt obligations or claims paying ability of the insurance company or financial institution providing the Residual Value Insurance shall cease to be rated as set forth in clause (i) of the definition of Residual Value Insurance Standard, the Lessee shall, within sixty (60) days after the earlier of (x) a Responsible Officer of Lessee acquiring Actual Knowledge of the occurrence of such event and (y) delivery of a notice from the Owner Lessor or the Owner Participant to the Lessee that such event has occurred, replace such Residual Value Insurance with new Residual Value Insurance pursuant to which the insurance company or financial institution providing the same shall meet the Residual Value Insurance Standard. All expenses of obtaining such Residual Value Insurance, including the cost of replacing such Residual Value Insurance, shall be borne by the Lessee. In connection with the Lessee’s arrangement and maintenance of the Residual Value Insurance and subject to satisfaction of the requirements set forth in this Section 5.2, the Owner Lessor and the Owner Participant agree, at the request and expense of the Lessee, to cooperate with the Lessee in entering into such modifications or amendments to the Operative Documents as may be reasonably necessary to facilitate the Lessee’s ability to obtain such Residual Value Insurance with the Lessee as an additional named insured in the event that the Lessee elects to purchase the Owner Lessor’s Interest under the Purchase Option; provided, however, that neither the Owner Lessor nor the Owner Participant shall be required to take any action in connection herewith that would result in any adverse consequences to that party for which that party is not indemnified by the Lessee in a manner reasonably satisfactory to such party (which may include the provision of collateral to secure such indemnity).
     Section 5.3 Further Assurances. TVA, at its own cost, expense and liability, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may be necessary in order to carry out the intent and purposes of this Participation Agreement and the other Operative Documents to which it is a party, and the transactions contemplated hereby and thereby, including, without limitation, such further or revised Software License Consents with respect to the Software Rights, in such case as required by any Transaction Party. TVA, at its own cost, expense and liability, will cause such financing statements or other similar documents (and continuation statements with respect thereto) as may be necessary and such other documents as the Owner Participant, the Owner Lessor, the Owner Trustee and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee, shall reasonably request to be filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or reasonably requested in order to establish, preserve, protect and perfect the Owner Lessor’s Interest, or any portion of any thereof or any interest therein and the first priority Lien intended to be created by the Lease Indenture in the Indenture Estate.
SECTION 6. COVENANTS OF THE TRUST COMPANY, THE OWNER TRUSTEE AND THE OWNER LESSOR
     Section 6.1 Compliance with the Trust Agreement. The Owner Lessor, the Trust Company and the Owner Trustee each hereby severally covenants and agrees that it will:
     (a) comply with all of the terms of the Trust Agreement applicable to it; and
     (b) not amend, supplement or otherwise modify Sections 3.5, 6.2, 6.3, 9.1, 10, or 11.16 of the Trust Agreement without the prior written consent of (i) so long as no Lease Event of Default has occurred and is continuing, TVA, and (ii) so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee.
     Section 6.2 Owner Lessor’s Liens. The Trust Company, the Owner Trustee and the Owner Lessor each covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Owner Lessor’s Lien attributable to it and will promptly notify TVA, the Owner Participant and the Lease Indenture Trustee of the imposition of any such Lien of which it has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Owner Lessor’s Lien attributable to it; provided, however, that the Trust Company, the Owner Trustee and the Owner Lessor, as the case may be, shall not be in breach of the covenant so long as it shall be diligently contesting the imposition of such Lien and such contest shall not present any material risk of the sale, foreclosure or loss of, or loss of priority of the lien on, the Lessor Estate or any part thereof or the rights of the Lessee, or, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee, under the Operative Documents.
     Section 6.3 Amendments to Operative Documents. The Owner Trustee, the Trust Company and the Owner Lessor each covenants that it will not, unless such action is expressly contemplated by the Operative Documents, (a) through its own action terminate any Operative Document to which it is a party, (b) amend, supplement, waive or modify (or consent to any such amendment, supplement, waiver or modification) such Operative Documents in any manner or (c) except as provided in Section 11 hereof or Section 2.10 of the Lease Indenture, take any action to prepay or refund the Lessor Note or amend any of the payment terms of the Lessor

Note without, in each case, the prior written consent of (i) so long as no Lease Event of Default shall have occurred and be continuing, TVA, and (ii) in the case of clause (a) or (b) only, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee.
     Section 6.4 Transfer of the Owner Lessor’s Interest. Other than as contemplated by the Operative Documents, each of the Owner Lessor and the Owner Trustee covenants that it will not assign, pledge, sell, lease, convey or otherwise transfer any of its then existing right, title or interest in and to the Owner Lessor’s Interest, the Lessor Estate or the other Operative Documents. Nothing in this Section 6 shall limit the ability of the Owner Trustee or the Owner Participant to appoint a successor Owner Trustee pursuant to Section 9.1 and 9.6 of the Trust Agreement.
     Section 6.5 Owner Lessor; Lessor Estate. The Owner Lessor covenants that it will not voluntarily take any action to subject the Owner Lessor or the Lessor Estate to the provisions of any applicable bankruptcy or insolvency law (as now or hereafter in effect) unless such action is approved in accordance with Section 3.5 of the Trust Agreement; the Owner Trustee covenants that it will not take any action which to its knowledge would cause an involuntary filing which would subject the Owner Lessor or the Lessor Estate to the provisions of any applicable bankruptcy or insolvency law (as now or hereafter in effect).
     Section 6.6 Limitation on Indebtedness and Actions. Each of the Owner Trustee and the Owner Lessor covenants that it will not incur any indebtedness nor eater into any business or activity except as required or expressly permitted or contemplated by any Operative Document.
     Section 6.7 Change of Location. The Owner Lessor shall use all reasonable efforts to give the Owner Participant, the Lease Indenture Trustee and TVA 30 days’ prior written notice of any change of its location for the purposes of Section 9-307 of the UCC from the State of Delaware and of any change in its name, but in any event the Owner Lessor shall give such notice within 30 days after such change of location or name change.
     Section 6.8 Exercise of Right to Redeem Lessor Note. The Owner Lessor will not exercise its right to redeem the Lessor Note pursuant to Section 2.10(b)(v) of the Lease Indenture unless (i) it has received the prior written consent of TVA, and (ii) the corresponding right is simultaneously exercised pursuant to Section 2.10(b)(v) of the Other Lease Indentures.
     Section 6.9 Escrowed Software. (a) On the Closing Date, TVA shall cause to be delivered to the Owner Trustee a computer spread sheet (the “Escrowed Software”) to be used in identifying the location of Components of the Network other than the Software Rights. The Escrowed Software shall include all necessary applications software and support information (such as definitions of location codes) to allow the information defining the location of all of the equipment items contained in the Network to be correctly accessed, viewed and interpreted. Not more than 45 days after any Modification to the Network whereby the cost thereof is in excess of $20,000,060, the Escrowed Software shall be updated by the Lessee to be true and complete as of the completion date of any such Modification. The Owner Trustee (i) shall hold such Escrowed Software, (ii) shall not make the Escrowed Software available to any Person, including the Owner Participant, except (y) as set forth in Section 6.9(d) below, or (z) upon the occurrence and during the continuance of a Lease Event of Default and notification thereof to the Owner Trustee by the Owner Participant, the Lessee or the Lease Indenture Trustee, and (iii) upon the occurrence and during the continuance of a Lease Event of Default and notification thereof to the Owner Trustee by the Owner Participant, the Lessee or the Lease Indenture Trustee, shall provide, immediately upon request, such Escrowed Software to the Owner Participant and the Lease Indenture Trustee.
     (b) Upon the delivery of the items set forth in Section 5.1(a) above, the Lessee shall deliver updated Escrowed Software, which updated Escrowed Software shall be true and accurate as of the date most reasonably practical prior to such annual update, and deliver such updated Escrowed Software to the Owner Trustee in replacement for the then Escrowed Software (the “Replaced Software”). The Owner Trustee shall not destroy any such Replaced Software, but rather, shall retain from year to year all such Replaced Software until the termination of the Trust Agreement.
     (c) If the Network Lease terminates and TVA has not elected to acquire the Owner Lessor’s Interest or the Owner Participant’s Beneficial Interest, TVA shall update the Escrowed Software to be true and accurate as of the date most reasonably practical prior to such update and shall deliver such updated Escrowed Software to the Owner Participant and the Owner Lessor concurrently with such termination.
     (d) If, in connection with the audit of any tax filing made by the Owner Participant in any state in which any Component of the Network (other than the Software Rights) is or was located during the period of time covered by such tax filing, the Owner Participant is required to provide to any such state Governmental Entity information as to the percentage of the Network which is or was located in such state, TVA shall (y) upon receipt of appropriate written agreements of confidentiality from the Owner Participant and any of its advisors or legal representatives, either (i) direct the Owner Trustee to provide the Escrowed Software to the Owner Participant or such advisors or legal representatives, or (ii) if the Escrowed Software then in the possession of the Owner Trustee does not provide information with respect to such Components of the Network for the time period covered by such audit, direct the Owner Trustee to deliver the Replaced Software relating to the time period covered by such audit to the Owner Participant or such advisors or legal representatives, and (z) assist the Owner Participant or such advisors or legal representatives in calculating such percentage.
SECTION 7. COVENANTS OF THE OWNER PARTICIPANT
     Section 7.1 Restrictions on Transfer of Beneficial Interest.
     (a) The Owner Participant covenants and agrees that it shall not during the Network Lease Term assign, convey or transfer any of its right, title or interest in the Beneficial Interest without the prior written consent of TVA and, so long as the Lien of the Lease Indenture has not been terminated or discharged, without the prior written consent of the Lease Indenture Trustee (such consent not to be unreasonably withheld); provided, however, that the Owner Participant may assign, convey or transfer its interest in the Beneficial Interest in whole without such consent to a Person (the “Transferee”) which shall assume the duties and obligations of the Owner Participant under the Operative Documents pursuant to an Assignment and Assumption

Agreement substantially in the form of Exhibit D hereto, if each of the following conditions shall have been satisfied:
     (i) TVA and the Owner Trustee, and, so long as the Lease Debt is outstanding, the Lease Indenture Trustee and the Pass Through Trustee, shall have received an opinion of counsel, which opinion and counsel are reasonably satisfactory to TVA, and, so long as the Lease Debt is outstanding, the Lease Indenture Trustee and the Pass Through Trustee, to the effect that any regulatory approvals and notifications required in connection with such transfer or necessary to assume the Owner Participant’s obligations under the Operative Documents prior to the end of the Network Lease Term shall have been obtained;
     (ii) the Transferee shall be a “United States person” within the meaning of Section 7701(a)(30) of the Code;
     (iii) the Transferee shall be either (A) an Affiliate of the Owner Participant which does not otherwise qualify under clause (B) below, provided that all of the payment and performance obligations of the Transferee with respect to the interest being transferred under the Operative Documents shall be guaranteed by the Owner Participant or any guarantor of the Owner Participant’s obligations under the Operative Documents pursuant to a guaranty substantially in the form of Exhibit E hereto, or (B) a Person that has, or the payment and performance obligations of which with respect to the interest being transferred under the Operative Documents are guaranteed (pursuant to a guaranty substantially in the form of Exhibit E hereto) by a Person (the “OP Guarantor”) that has, a tangible net worth of at least $100 million calculated in accordance with GAAP;
     (iv) unless waived by TVA or such transfer is to any of the Other Owner Participants, neither the Transferee nor the OP Guarantor is a Competitor of, or an adverse party in material litigation with, TVA;
     (v) the Rating Agencies shall have received an opinion of counsel with respect to the Transferee substantially to the effect of the nonconsolidation opinion delivered to the Rating Agencies on the Closing Date pursuant to Section 4(m), or if as a consequence of a change in bankruptcy law such opinion cannot be given:
     (x) a legal opinion to the effect that the risk of bankruptcy consolidation of the Transferee, or its direct or indirect parent, with the Owner Lessor, immediately after giving effect to the transfer of such beneficial interest, is not materially different from the risk of bankruptcy consolidation of the Owner Participant with the Owner Lessor immediately prior to giving effect to such transfer; and
     (y) an Officer’s Certificate of a Transferee that is a special purpose bankruptcy remote entity certifying that the organizational documents of such Transferee contain, and will continue to contain after the transfer the following provisions: separateness, independent managers, no bankruptcy petition, no dissolution and amendment of such organizational document(s); and

     (vi) the Transferee shall agree to assume all the duties and obligations of the Owner Participant pursuant to the Assignment and Assumption Agreement.
     (b) For purposes of the preceding clause (a), a “Competitor” of TVA shall be an entity that is or has an Affiliate thereof that is (x) significantly involved as a generator, seller or trader of capacity or energy in the electric markets in which TVA sells power and energy at wholesale or retail or (y) on the List of Competitors, which may, from time to time, but no more often than once per year, be modified by TVA, and shall contain a list of entities that TVA reasonably believes in its good faith judgment are Competitors of TVA; provided that such List of Competitors shall not contain more than 8 entities at any one time. The term “Competitor” shall not include an entity that is primarily a financial institution, such as a bank, an investment bank, a securities broker, or an insurance company, that also sells power and energy; provided, however, that the power and energy sold by the financial institution has not been generated or transmitted by the financial institution or by a subsidiary or affiliate of the financial institution.
     (c) Notwithstanding the foregoing, (x) the restrictions set forth in clauses (i), (iv) and (v) of Section 7.1(a) and the tangible net worth requirement in clause (iii)(B) of Section 7.1(a) shall not inure to the benefit of TVA if such transfer is made during the continuance of a Lease Event of Default and (y) the Owner Participant may transfer all of its interest in the Beneficial Interest to an Affiliate if (l) the Owner Participant or the OP Guarantor guarantees all obligations of such Affiliate under the Operative Documents and the conditions set forth in paragraphs (a)(i), (a)(ii), (a)(v), (a)(vi) and (f) of this Section 7.1 shall have been met by such Affiliate, or (2) the conditions set forth in paragraphs (a)(i), (a)(ii), (a)(iii), (a)(v), (a)(vi) and (f) of this Section 7.1 shall have been met by such Affiliate or the OP Guarantor.
     (d) Except as otherwise provided in Section 9.2 hereof, TVA shall not be responsible for any Taxes arising out of or caused by any transfer pursuant to this Section 7.1 and the Pricing Assumptions shall not be changed as a result of any such transfer.
     (e) So long as the Owner Participant has fulfilled its obligations pursuant to Section 14 hereof and TVA has elected not to exercise its rights under Section 14 herein, then the Owner Participant shall have the right to give the Owner Lessor, the Owner Trustee, the Lease Indenture Trustee and TVA 20 days’ prior written notice of such transfer, 10 days’ in the case of a transfer to any Other Owner Participant, or 5 days’ in the case of a transfer to an Affiliate of the Owner Participant. Such written notice shall be in the form of a certificate and stating the name and address of any proposed Transferee and that the proposed transfer satisfies the requirements of this Section 7.1. If requested by the Owner Participant or the Lease Indenture Trustee, TVA will acknowledge qualifying transfers.
     (f) All reasonable fees, expenses and charges of the Lease Indenture Trustee, Pass Through. Trustee and TVA (including reasonable attorneys’ fees and expenses in connection with any such transfer or proposed transfer), including any of the foregoing relating to any amendments to the Operative Documents required in connection therewith, shall be paid by the Owner Participant, without any right of indemnification from TVA or any other Person; provided, however, that the Owner Participant shall have no obligation to pay fees, expenses or charges of TVA as a result of any transfer while a Lease Event of Default is continuing, in which case TVA shall be obligated to pay such costs and the reasonable fees, expenses and charges of the Lease Indenture Trustee and the Pass Through Trustee in connection with such transfer.
     (g) Upon any such transfer in compliance with this Section 7.1, (i) such Transferee shall (x) be deemed the “Owner Participant” for all purposes, and (y) enjoy the rights and privileges and perform the obligations of the Owner Participant hereunder and under the Assignment and Assumption Agreement, the Guaranty, if any, and each other Operative Document to which such Owner Participant is a party, and each reference in this Agreement, the Assignment and Assumption Agreement, the Guaranty and each other Operative Document to the “Owner Participant” shall thereafter be deemed to include such Transferee for all purposes and (ii) the transferor Owner Participant and the OP Guarantor, if any, of such transferor Owner Participant’s obligations shall, except as otherwise set forth in Section 7.1(a)(iii)(A) or Section 7.1(c)(y)(l), be released from all obligations hereunder and under each other Operative Document to which such transferor or OP Guarantor is a party or by which such transferor Owner Participant or OP Guarantor is bound to the extent such obligations are expressly assumed by a Transferee; provided, however, that in no event shall any such transfer waive or release the Transferor or its OP Guarantor from any liability existing immediately prior to or occurring simultaneously with such transfer.
     Section 7.2 Owner Participant’s Liens. The Owner Participant covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Owner Participant’s Lien and the Owner Participant shall promptly notify TVA and the Lease Indenture Trustee of the imposition of any such Lien of which the Owner Participant has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Owner Participant’s Lien; provided, however, that the Owner Participant shall not be in breach of this covenant so long as it shall be diligently contesting the imposition of such Lien and such contest shall not present any material risk of the sale, foreclosure or loss of the Lessor Estate or any part thereof or the rights of the Lessee or, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee, under the Operative Documents.
     Section 7.3 Amendments or Revocation of Trust Agreement. The Owner Participant covenants that it will not (i) amend, supplement or otherwise modify Sections 3.5, 6.2, 6.3, 9.1, 10 or 11.16 of the Trust Agreement without the prior written consent of (x) so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing, TVA, and (y) so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee, or (ii) waive compliance with or terminate the Trust Agreement without the prior written consent of (x) so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing, TVA, and (y) so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee. The Owner Participant will give TVA and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee, at least 15 days’ prior notice of any proposed amendment or supplement to the Trust Agreement (other than an amendment solely effecting a transfer of the Beneficial Interest pursuant to Section 7.1 hereof) and deliver true, complete and fully executed copies to TVA of any amendment or supplement to the Trust Agreement. No amendment or supplement to the Trust Agreement that could materially adversely affect the interests of the Lease Indenture Trustee shall become effective without the written consent of the Lease Indenture Trustee.

     Section 7.4 Bankruptcy Filings. The Owner Participant agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Owner Lessor under the Bankruptcy Code, or any other applicable Federal or state law or the law of the District of Columbia.
     Section 7.5 Actions. The Owner Participant agrees that it will not cause the Owner Lessor to take any action prohibited by this Agreement or any other Operative Document.
     Section 7.6 Appointment of Successor Trustee. Any successor Owner Trustee shall be appointed as set forth in Section 9.1 of the Trust Agreement.
     Section 7.7 Management of Owner Lessor. The Owner Participant shall not cause the affairs of the Owner Lessor to be conducted in contravention of the assumptions set forth in Section III of the nonconsolidation opinion referred to in Section 4(m).
SECTION 8. COVENANTS OF THE LEASE INDENTURE TRUSTEE
     The Lease Indenture Trustee will not directly or indirectly create, incur, assume or suffer to exist any Indenture Trustee’s Lien attributable to it and arising out of events or conditions not related to its rights in the Indenture Estate or the administration thereof and will promptly notify the Owner Participant, the Owner Trustee and TVA of the imposition of any such Lien of which it has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Indenture Trustee’s Lien.
SECTION 9. TVA’S INDEMNIFICATIONS
     Section 9.1 General Indemnity.
     (a) Claims Indemnified. Subject to the exclusions stated in paragraph (b) below, TVA agrees to indemnify, protect, defend and hold harmless, and does hereby indemnify the Owner Participant, the Owner Lessor, the Trust Company, the Owner Trustee, the Lease Indenture Trustee, Wilmington Trust and the Pass Through Trustee, and their respective Affiliates, successors, assigns, agents, directors, officers or employees (each an “Indemnitee”) against any and all Claims (including Claims under environmental laws and Claims for misappropriation or infringement of third party software licenses) (whether or not any of the transactions contemplated by the Operative Documents are consummated) imposed on, incurred or suffered by or asserted against any Indemnitee in any way relating to or resulting from or arising out of or attributable to:
     (i) the construction, financing, refinancing (including the offering and sale of the Certificates), acquisition, operation, warranty, ownership, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, return, purchase, sale or other disposition, sublease, or other use or non-use of the Network, the Undivided Interest, the Software Rights or any Component or any portion of any thereof or any interest therein;
     (ii) the conduct of the business or affairs of TVA;

     (iii) the operations, manufacture, design, purchase, acceptance, rejection, delivery or condition of, or improvement to, the Network, the Undivided Interest, the Software Rights or any Component or any portion of any thereof or any interest therein;
     (iv) the Head Lease, the Network Lease or any other Operative Document, the execution or delivery thereof or the performance, enforcement, or amendment of any terms thereof;
     (v) any environmental condition at, related in any way to or directly or indirectly caused by TVA, the Network, the Undivided Interest, the Software Rights or any Component, or any loss of or damage to any property, natural resources or the environment, or death of or injury to any Person, resulting from or relating to any hazardous substance that is or was present, used, generated, treated, stored, recycled, reclaimed, managed, transported, manufactured, released, emitted or discharged at, on, in, under, to or from the Network, the Undivided Interest, the Software Rights or any Component;
     (vi) the reasonable costs and expenses of the Transaction Parties in connection with waivers, amendments or supplements to the Operative Documents requested by TVA or required by Applicable Law or by the terms of the Operative Documents (other than, in connection with waivers, amendments or supplements requested by the Owner Lessor or the Owner Participant which are not required by Applicable Law or any provision of the Operative Documents, the requirement that waivers, amendments or supplements to such Operative Documents be evidenced in a writing);
     (vii) the imposition of any Lien other than, with respect to a particular Indemnitee, an Owner Lessor’s Lien, an Owner Participant’s Lien, or an Indenture Trustee Lien attributable to such Indemnitee (or a Related Party);
     (viii) any violation or alleged violation by, or liability relating to, TVA, the Network or the transactions contemplated under the Operative Documents of, or under, any Applicable Law, whether now or hereafter in effect (including regulatory and environmental laws), or any action of any Governmental Entity or other Person taken with respect to the Network, the Undivided Interest, the Software Rights, the Operative Documents or the interests of the Owner Participant, the Owner Lessor, the Owner Trustee, the Lease Indenture Trustee or the Pass Through Trustee under the Operative Documents or the presence, use, storage, transportation, treatment or manufacture of any hazardous substance in, at, under or from the Network, the Undivided Interest, the Software Rights or any Component at any time and by any Person;
     (ix) the non-performance or breach by TVA of any obligation contained in this Agreement or any other Operative Document or the falsity or inaccuracy of any representation or warranty of TVA contained in this Agreement or any other Operative Document and the enforcement of any of the terms of the Operative Documents as a result of any Event of Default or Lease Event of Default;

     (x) the continuing fees (if any) and expenses of the Owner Lessor, the Owner Trustee and the Independent Trustee (including the reasonable compensation and expenses of their counsel, accountants and other professional persons) arising out of the Owner Lessor’s, Owner Trustee’s or the Independent Trustee’s discharge of their respective duties under or in connection with the Operative Documents;
     (xi) the continuing fees (if any) and expenses of the Lease Indenture Trustee and the Pass Through Trustee (including the reasonable compensation and expenses of their respective counsel, accountants and other professional persons) arising out of the discharge of their respective duties under or in connection with the Operative Documents;
     (xii) any amount payable by the Owner Lessor under the Lease Indenture; and
     (xiii) the transactions contemplated by the Operative Documents.
     (b) Claims Excluded. Any Claim, to the extent relating to or resulting from or arising out of or attributable to any one or more of the following, is excluded from TVA’s agreement to indemnify any Indemnitee under this Section 9.1:
     (i) acts, omissions or events occurring after expiration or early termination of the Network Lease and, where required by the Network Lease, surrender to the Owner Lessor or its successor of TVA’s interest in the Undivided Interest, other than any acts, omissions or events to cure, remediate or correct any failure to return the Undivided Interest in compliance with the provisions of the Network Lease; provided, however, that the foregoing shall not limit TVA’s obligations under Section 18 of the Network Lease;
     (ii) with respect to a particular Indemnitee and Related Parties, any offer, sale, assignment, transfer or other disposition (voluntary or involuntary) by or on behalf of (A) in the case of the Owner Participant, the Owner Participant of any of its interest in the Beneficial Interest (other than pursuant to Section 14), (B) in the case of the Owner Lessor, and if such action is taken at the written direction of the Owner Participant, the Owner Participant and Related Parties, the Owner Lessor of all or any of its interest in the Owner Lessor’s Interest, or (C) in the case of the Lease Indenture Trustee, the Lease Indenture Trustee of any of its interest in the Lessor Note or any Additional Lessor Notes, unless in the case of clauses (A), (B) or (C) such transfer is required by the terms of the Operative Documents or occurs in connection with the exercise of remedies during a Lease Event of Default;
     (iii) with respect to any Indemnitee, any Claim attributable to the negligence or willful misconduct of such Indemnitee or a Related Party unless such negligence or willful misconduct is attributable to any breach by TVA or its Affiliates of any covenant, representation or warranty contained in any Operative Document;
     (iv) as to any Indemnitee, any Claim attributable to the noncompliance of such Indemnitee or a Related Party with any of the terms of, or any misrepresentation or breach of warranty by such Indemnitee contained in, any Operative Document made by such Indemnitee or any breach by such Indemnitee or a Related Party of any covenant contained in any Operative Document made by such Indemnitee or Related Party unless attributable to any breach by TVA or its Affiliates of any covenant, representation or warranty contained in any Operative Document;
     (v) with respect to the Owner Trustee or the Trust Company, any Claim constituting or arising from an Owner Lessor’s Lien attributable to it;
     (vi) with respect to the Owner Participant, any claim constituting or arising from an Owner Participant’s Lien;
     (vii) any amount which constitutes Transaction Costs which the Owner Participant is obligated to pay pursuant to Section 2.4(a) hereof or any other amount to the extent such Indemnitee or a Related Party has expressly agreed in any Operative Document to pay such amount without express right of reimbursement;
     (viii) any Claim that is a Tax, or is a cost of contesting a Tax, whether or not TVA is required to indemnify therefor pursuant to Section 9.2 or under the Tax Indemnity Agreement;
     (ix) any failure on the part of the Trust Company or the Owner Trustee to distribute in accordance with the Trust Agreement any amounts received by it under the Operative Documents and distributable by it thereunder;
     (x) with respect to a particular Indemnitee and Related Party, any obligation or liability expressly assumed in any Operative Document by the Indemnitee seeking indemnification;
     (xi) with respect to any Indemnitee any amendment not requested by TVA, required by Applicable Law or by the terms of the Operative Documents; and
     (xii) any Claim that constitutes principal or interest on the Lessor Note, any Additional Lessor Notes, or the corresponding payments under the Certificates or any Additional Certificates;
provided that the terms “omission,” “negligence,” and “willful misconduct,” when applied with respect to the Owner Trustee, the Trust Company, the Owner Participant, the Lease Indenture Trustee, the Pass Through Trustee or any Affiliate of any thereof, shall not include any liability imputed as a matter of law to such Indemnitee solely by reason of any such entity’s interest in the Undivided Interest or the Software Rights or any such Indemnitee’s failure to act in respect of matters which are or were the obligation of TVA under this Agreement or any other Operative Document.
     (c) Insured Claims. Subject to the provisions of paragraph (e) of this Section 9.1, in the case of any Claim indemnified by TVA hereunder which is covered by a policy of insurance maintained by TVA, each Indemnitee agrees, unless it and each other Indemnitee shall waive its rights to indemnification (for itself and each Related Party thereto) in a manner reasonably acceptable to TVA, to cooperate, at the sole cost and expense of TVA, with insurers in exercise of their rights to investigate, defend or compromise such Claim.

     (d) After-Tax Basis. TVA agrees that any payment or indemnity pursuant to this Section 9.1 in respect of any Claim shall be made on an After-Tax Basis to the Idemnitees.
     (e) Claims Procedure. Each Indemnitee shall promptly after such Indemnitee shall have Actual Knowledge thereof notify TVA of any Claim as to which indemnification is sought; provided, that the failure so to notify TVA shall not reduce or affect TVA’s liability which it may have to such Indemnitee under this Section 9.1, and no payment hereunder by TVA to an Indemnitee shall be deemed to constitute a waiver or release of any right or remedy that TVA may have against any such Indemnitee for actual damages resulting directly from such failure or delay of such Indemnitee to give TVA such notice. Any amount payable to any Indemnitee pursuant to this Section 9.1 shall be paid within thirty (30) days after receipt of such written demand therefor from such Indemnitee, accompanied by a certificate of such Indemnitee stating in reasonable detail the basis for the indemnification thereby sought and (if such Indemnitee is not a party hereto) an agreement to be bound by the terms hereof as if such Indemnitee were such a party. The foregoing shall not, however, constitute an obligation to disclose confidential information of any kind without the execution of an appropriate confidentiality agreement. Promptly after TVA receives notification of such Claim accompanied by a written statement describing in reasonable detail the Claims which are the subject of and basis for such indemnity and the computation of the amount so payable, TVA shall, without affecting its obligations hereunder, notify such Indemnitee whether it intends to pay, object to, compromise or defend any matter involving the asserted liability of such Indemnitee. TVA shall have the right to investigate and so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing, TVA shall have the right in its sole discretion, to defend or compromise any Claim for which indemnification is sought under this Section 9.1 which TVA acknowledges is subject to indemnification hereunder; provided that no such defense or compromise shall involve any danger of (i) foreclosure, sale, forfeiture or loss of, or imposition of a Lien on any part of the Undivided Interest, the Software Rights, the Lessor Estate or the Indenture Estate or the impairment of the Undivided Interest or the Software Rights in any material respect or (ii) any criminal liability being incurred or any material adverse effect on such Indemnitee, provided further, that no Claim shall be compromised by TVA on a basis that admits any criminal violation or gross negligence or willful misconduct on the part of such Indemnitee without the express written consent of such Indemnitee; and provided, further, that to the extent that other Claims unrelated to the transactions contemplated by the Operative Documents are part of the same proceeding involving such Claim, TVA may assume responsibility for the contest or compromise of such Claim only if the same may be and is severed from such other Claims (and each Indemnitee agrees to use reasonable efforts to obtain such a severance). If TVA elects, subject to the foregoing, to compromise or defend any such asserted liability, it may do so at its own expense and by counsel selected by it. Upon TVA’s election to compromise or defend such asserted liability and prompt notification to such Indemnitee of its intent to do so, such Indemnitee shall cooperate at TVA’s expense with all reasonable requests of TVA in connection therewith and will provide TVA with all information not within the control of TVA as is reasonably available to such Indemnitee which TVA may reasonably request. Where TVA or the insurers under a policy of insurance maintained by TVA, undertake the defense of such Indemnitee with respect to a Claim (with counsel reasonably satisfactory to such Indemnitee and. without reservation of rights against such Indemnitee), no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of TVA or such insurers. Notwithstanding the foregoing, an Indemnitee may participate at its own expense in any judicial proceeding controlled by TVA pursuant to the preceding provisions, hut only to the extent that such party’s participation does not in the reasonable opinion of counsel to TVA interfere with such control; provided, however, that such party’s participation does not constitute a waiver of the indemnification provided in this Section 9.1; provided, further, that if and to the extent that (i) such Indemnitee is advised by counsel that an actual or potential conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) there is a risk that such Indemnitee may be indicted or otherwise charged in a criminal complaint and such Indemnitee informs TVA that such Indemnitee desires to be represented by separate counsel, such Indemnitee shall have the right to control its own defense of such Claim and the reasonable fees and expenses of such defense (including the reasonable fees and expenses of such separate counsel) shall be borne by TVA. No Indemnitee shall enter into any settlement or other compromise with respect to, or impair the defense of, any Claim without the prior written consent of TVA unless the Indemnitee waives its rights to indemnification hereunder with respect to such Claim.
     (f) Subrogation. To the extent that a Claim indemnified by TVA under this Section 9.1 is in fact paid in full by TVA or an insurer under an insurance policy maintained by TVA, TVA or such insurer shall be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid to the extent of such payment (other than rights of such Indemnitee under insurance policies maintained at its own expense) with respect to the transaction or event giving rise to such Claim. Should an Indemnitee receive any refund, in whole or in part, with respect to any Claim paid by TVA hereunder, it shall promptly pay over to TVA the lesser of (i) the amount refunded reduced by the amount of any Tax incurred by reason of the receipt or accrual of such refund and increased by the amount of any Tax (but not in excess of the amount of such reduction) saved as a result of such payment or (ii) the amount TVA or any of its insurers has paid in respect of such Claim; provided that, so long as a Significant Lease Default or Lease Event of Default shall have occurred and is continuing, such amount may be held by the Owner Lessor as security for TVA’s obligations under the Network Lease and the other Operative Documents.
     (g) Minimize Claims. The Owner Participant, the Owner Lessor, the Owner Trustee, and each of the other Transaction Parties will use their respective reasonable efforts to minimize Claims indemnifiable by TVA under this Section 9.1, including by complying with reasonable requests by TVA to do or to refrain from doing any act if such compliance is, in the good faith opinion of the Owner Participant, the Owner Lessor, the Owner Trustee, or such other Transaction Party, as the case may be, of a purely ministerial nature or otherwise has no unindemnified adverse impact on the Owner Participant, the Owner Lessor, the Owner Trustee, or such Transaction Party, as the case may be, or any Affiliate of any thereof or on the business or operations of any of the foregoing.
     Section 9.2 General Tax Indemnity.
     (a) Indemnity. Except as provided in paragraph (b) below, TVA agrees (but, in all events, without duplication of indemnities) to indemnify on an After-Tax Basis each of the Owner Participant, the Owner Lessor, the Trust Company, the Owner Trustee, the Lease Indenture Trustee (both in its individual capacity and as Lease Indenture Trustee) and the Pass

Through Trustee (both in its individual capacity and as Pass Through Trustee), their respective successors and assigns and Affiliates of each of the foregoing, and the agents, directors, officers and employees of the foregoing (each a “Tax Indemnitee”), and to hold each Tax Indemnitee harmless from and to defend each Tax Indemnitee against all Taxes that are imposed upon any Tax Indemnitee, the Network or any portion or Component thereof or any interest therein, or upon any Operative Document or interest therein, or otherwise arising out of, in connection with or relating to, any of the following:
     (i) the construction, financing, refinancing, acquisition, operation, warranty, ownership, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, return, purchase, sale or other disposition, insuring, sublease, or other use or non-use of the Network or any portion or Component thereof or any interest therein;
     (ii) the conduct of the business or affairs of TVA or any other operator at or in connection with the Network or any portion or Component thereof or any interest therein;
     (iii) the manufacture, design, purchase, acceptance, rejection, delivery or condition of, or improvement to, the Network or any portion or Component thereof or any interest therein;
     (iv) the Network Lease or any other Operative Document, the execution or delivery thereof, or the performance, enforcement or amendment of any terms thereof;
     (v) the payment or receipt of Basic Lease Rent, Supplemental Lease Rent or any other payment under the Network Lease; or
     (vi) otherwise relating to the transactions contemplated by the Operative Documents.
     (b) Excluded Taxes. The indemnity provided for in paragraph (a) above shall be subject to exclusion for Taxes that are attributable to or arise as a result of any of the following (the “Excluded Taxes”):
     (i) Taxes imposed by any U.S. federal, state or local governmental or taxing authority that are based on or measured by gross or net income or receipts or capital or net worth (including, subject to Sections 9.2(k) – (m) below, the Georgia Depository Financial Institutions Occupation Tax, the Georgia Corporate Income Tax, the Georgia Net Worth Tax, the Kentucky Corporation Income Tax, the Kentucky Corporation License Tax, the Kentucky Bank Franchise Tax, the Mississippi Corporate Income Tax, the Mississippi Franchise Tax, the Tennessee Excise Tax, the Tennessee Franchise Tax and the Tennessee Business Tax), but excluding (1) Taxes that are or are in the nature of sales, use, rental, value added or ad valorem taxes (personal and real, tangible and intangible) and (2) Taxes measured by gross income, receipts, capital or net worth imposed by any state or local governmental unit or taxing authority that arise in connection with the provision of Substituted Components or Substituted Network Equipment, pursuant to Section 10 or 14A of the Lease, located in a jurisdiction other than Georgia, Kentucky, Mississippi or Tennessee;

     (ii) Taxes attributable to any period, after expiration or other termination of the Network Lease Term, surrender of the Network to the Owner Lessor in accordance with the Network Lease and the payment in full of all amounts payable by TVA under the Operative Documents (or, in the case of the Lease Indenture Trustee or Pass Through Trustee, after the repayment of the Lessor Note);
     (iii) Taxes imposed on a Tax Indemnitee attributable to the negligence or willful misconduct of such Tax Indemnitee or any Related Party;
     (iv) Taxes imposed by any U.S. federal, state or local governmental or taxing authority that are in the nature of capital gain, accumulated earnings, personal holding company, excess profits, succession or estate, minimum, alternative minimum, preference, franchise, conduct of business and other similar taxes (including, subject to Sections 9.2(k)–(m) below, the Georgia Corporate Income Tax, the Georgia Net Worth Tax, the Georgia Depository Financial Institutions Occupation Tax, the Kentucky Corporation Income Tax, the Kentucky Corporation License Tax, the Kentucky Bank Franchise Tax, the Mississippi Corporate Income Tax, the Mississippi Franchise Tax, the Tennessee Excise Tax, the Tennessee Franchise Tax and the Tennessee Business Tax), but excluding (1) Taxes that are or are in the nature of sales, use, rental, value added or ad valorem taxes (personal and real, tangible and intangible) and (2) so long as not based on or measured by net income, Taxes in the nature of accumulated earnings, personal holding company, excess profits, succession or estate, preference, franchise, conduct of business and other similar taxes that arise in connection with the provision of Substituted Components or Substituted Network Equipment, pursuant to Section 10 or 14A of the Lease, located in a jurisdiction other than Georgia, Kentucky, Mississippi or Tennessee;
     (v) Taxes imposed on a Tax Indemnitee that arise out of, or are caused by, any act or omission of such Tax Indemnitee (or any Related Party) that is expressly prohibited by the Operative Documents or by a breach by such Tax Indemnitee (or any Related Party) of any of its representations, warranties or covenants under any Operative Document;
     (vi) Taxes arising out of, or caused by, any assignment, sale, transfer or other disposition (direct or indirect, including any involuntary assignment, sale, transfer or other disposition resulting from a bankruptcy or similar proceeding for relief of debtors in which such Tax Indemnitee is a debtor or a foreclosure by a creditor of the Tax Indemnitee) of (A) the Owner Participant of any of its Beneficial Interest, (B) the Owner Lessor of all or any of its interest in the Network, or (C) the Lease Indenture Trustee of any interest in the Lessor Note, any Additional Lessor Notes or the Indenture Estate), unless such assignment, sale, transfer or other disposition (1) occurs during the continuance of a Lease Event of Default, (2) occurs pursuant to TVA’s exercise of an Early Purchase Option or the Purchase Option or TVA’s exercise of a right under the Operative Documents, (3) results from any merger or consolidation of TV A or (4) results from any sublease, assignment, rebuilding, modification, substitution, replacement or addition of or to the Network by TVA;

     (vii) Taxes arising in connection with Owner Participant’s Liens or Owner Lessor’s Liens;
     (viii) Taxes imposed on any assignee or successor-in-interest to a Tax Indemnitee to the extent any such Taxes exceed the Taxes that would have been imposed had no assignment or transfer taken place determined under the law as in effect on the date of transfer; provided that this exclusion shall not apply to (1) a transferee, assignee or successor in interest that acquires the interest of a Tax Indemnitee pursuant to a transfer or disposition in connection with the exercise of remedies during the continuance of a Lease Event of Default or (2) the calculation of amounts necessary to cause a payment to be made on an After-Tax Basis;
     (ix) Taxes that are included as a part of Transaction Costs or Network Cost;
     (x) Taxes imposed on, based on, or measured by any compensation that any Owner Trustee, Pass Through Trustee or Lease Indenture Trustee receives for its services;
     (xi) With respect to the Owner Participant., Taxes for which TVA is obligated to indemnify the Owner Participant under the Tax Indemnity Agreement (or which are expressly excluded from indemnification thereunder);
     (xii) Taxes resulting from the Owner Lessor not being treated as an entity disregarded as an entity separate and apart from its beneficial owner for income tax purposes;
     (xiii) Taxes attributable to the failure of the Tax Indemnitee to comply with certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity, connection with the jurisdiction imposing such Taxes or other similar matters; provided that the foregoing exclusion shall only apply if (1) such Tax Indemnitee is eligible to comply with such requirement and shall have been given timely written notice of such requirement by TVA and (2) the Tax Indemnitee shall suffer no adverse effects as a result of complying with such requirement (unless TVA shall have indemnified the Tax Indemnitee against such adverse effects to the reasonable satisfaction of the Tax Indemnitee);
     (xiv) Taxes imposed on a Tax Indemnitee where the Tax Indemnitee’s breach of its contest obligations under Section 9.2(g) effectively precludes TVA’s ability to contest the Taxes (in the manner contemplated by Section 9.2(g));
     (xv) Penalties, additions to tax or interest imposed on a Tax Indemnitee attributable to such Tax Indemntee’s failure to comply with the requirements imposed on it under Section 6011, 6111 or 6112 of the Code or the Regulations promulgated thereunder;
     (xvi) Taxes to the extent imposed as a result of the situs, organization, place of business or the activities of the Tax Indemnitee in the jurisdiction imposing such Taxes (other than a place of business, situs or activities attributable to the Tax Indemnitee solely by reason of (l) the transactions contemplated by the Operative Documents, (2) any Lessee Person being organized or having its place of business in the taxing jurisdiction, (3) any part of the Network being located, operated or used in the taxing jurisdiction or (4) any payment contemplated by the Operative Documents being made by or on behalf of a Lessee Person from the taxing jurisdiction);
     (xvii) Taxes to the extent imposed on any Tax Indemnitee resulting from an amendment, modification, supplement or waiver to any Operative Document which was not requested fay TV A and as to which TVA is not a party and the Tax Indemnitee (or any Related Party) is a party unless such amendment, modification, supplement or waiver (A) was required by Applicable Law or the Operative Documents, (B) may be necessary or appropriate to, and is in conformity with, any amendment to any Operative Document requested by TVA in writing or required by Applicable Law, or (C) is made while a Lease Event of Default shall have occurred and be continuing;
     (xviii) Taxes imposed under Section 4975 of the Code or under subtitle B of Title I of ERISA (unless imposed due to a misrepresentation by TVA); and
     (xix) Taxes imposed or collected under Sections 1441 through 1446 of the Code.
Each Tax Indemnitee, at the TVA’s sole cost and expense, will use reasonable efforts to minimize the Taxes indemnifiable by TVA, including by complying with reasonable requests made by TVA to do or to refrain from doing any act (including the execution of any certificates or other documents required to establish an exemption or relief from any Tax) if such efforts or such compliance is of a purely ministerial nature and has no material adverse impact on the Tax Indemnitee (unless such adverse impact is one of a nature and quality such that it is subject to indemnification, and TVA has indemnified the Tax Indemnitee against such adverse impact in a manner reasonably satisfactory to the Tax Indemnitee).
     (c) Payment. Each payment required to be made by TVA to a Tax Indemnitee pursuant to this Section 9.2 shall be paid either (i) when due directly to the applicable taxing authority by TVA if it is permitted to do so, or (ii) where direct payment is not permitted and with respect to gross up amounts, in immediately available funds to such Tax Indemnitee by the later of (A) 30 days following TVA’s receipt of the Tax Indemnitee’s written demand for the payment (which demand shall be accompanied by a statement of the Tax Indemnitee describing in reasonable detail the Taxes for which the Tax Indemnitee is demanding indemnity and the computation of such Taxes), (B) subject to paragraph (g) below, in the ease of amounts which are being contested pursuant to such paragraph (g), at the time and in accordance with a final determination of such contest or (C) in the case of any indemnity demand for which TVA has requested review and determination pursuant to paragraph (d) below, the completion of such review and determination; provided, however, in no event later than the date which is five Business Days prior to the date on which such Taxes are required to be paid to the applicable taxing authority. Any amount payable to TVA pursuant to paragraph (e) or (f) below shall be paid promptly after the Tax Indemnitee realizes (or is deemed to realize) a Tax Benefit giving rise to a payment under paragraph (e) or receives a refund or credit giving rise to a payment under paragraph (f), as the case may be, and shall be accompanied by a statement of the Tax

Indemnitee computing in reasonable detail the amount of such payment. Any amount that would be payable to TVA pursuant to paragraph (e) or (f) below but for the fact that such amount would be in excess of the amount of indemnity(ies) previously paid to the Tax Indemnitee by TVA may be used as an offset against any future general tax indemnity payments owed by TVA to such Tax Indemnitee. Upon the final determination of any contest pursuant to paragraph (g) below in respect of any Taxes for which TVA has made a Tax Advance, the amount of TVA’s obligation under paragraph (a) above shall be determined as if such Tax Advance had not been made. Any obligation of TVA under this Section 9.2 and the Tax Indemnitee’s obligation to repay the Tax Advance will be satisfied first by set off against each other, and any difference owing by either party will be paid within 10 days of such final determination.
     (d) Independent Examination. Within 15 days after TVA receives any computation from a Tax Indemnitee (pursuant to paragraph (c) above), TVA may request in writing that an independent public accounting or lease advisory firm jointly selected by the Tax Indemnitee and TVA review and determine on a confidential basis the amount of any indemnity payment by TVA to the Tax Indemnitee pursuant to this Section 9.2 or any payment by a Tax Indemnitee to TVA pursuant to paragraph (e) or (f) below. The Tax Indemnitee shall cooperate with such accounting firm and supply it with all information (other than income tax returns or books) reasonably necessary for the accounting firm to conduct such review and determination provided, that such accounting firm shall agree in writing in a manner satisfactory to the Tax Indemnitee to maintain the confidentiality of such information. The parties hereto agree that the independent public accounting firm’s sole responsibility shall be to verify the computation of any payment pursuant to this Section 9.2 and that matters of interpretation of law or of this Participation Agreement or any other Operative Document are not within the scope of the independent accountant’s responsibility. The fees and disbursements of such accounting firm will be paid by TVA; provided that such fees and disbursements will be paid by the Tax Indemnitee if the verification results in an adjustment in TVA’s favor of five percent or more of the indemnity payment or payments computed by the Tax Indemnitee (calculated using the Discount Rate).
     (e) Tax Benefit. If, as the result of any Taxes paid or indemnified against by TVA under this Section 9.2, the aggregate Taxes payable (or deemed payable) by the Tax Indemnitee in connection with such payment for any taxable year are less (whether by reason of a deduction, credit, allocation or apportionment of income or otherwise and computed using the same assumptions as set forth in the second sentence under the definition of After Tax Basis) than the amount of such Taxes that otherwise would have been payable by such Tax Indemnitee (a “Tax Benefit”), then to the extent such Tax Benefit was not taken into account in determining the amount of indemnification payable under paragraph (a) above and provided no Lease Event of Default shall have occurred and be continuing (in which event the payment provided under this Section 9.2(e) shall be deferred until the Lease Event of Default has been cured), such Tax Indemnitee shall pay to TVA the lesser of (A) (y) the amount of such Tax Benefit, plus (z) an amount equal to any United States Federal, state or local income tax benefit realized by such Tax Indemnitee as a result of the payment under clause (y) above and this clause (z) (such benefit to be determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis) and (B) the amount of the indemnity(ies) paid pursuant to this Section 9.2 giving rise to such Tax Benefit. If it is subsequently determined that the Tax Indemnitee was not entitled to such Tax Benefit, the portion of such Tax Benefit that is required to be repaid or recaptured will be treated as Taxes for which TVA shall indemnify the Tax Indemnitee pursuant to this Section 9.2 without regard to paragraph (b) hereof.
     (f) Refund. If a Tax Indemnitee obtains a refund or credit of all or part of any Taxes paid, reimbursed or advanced by TVA pursuant to this Section 9.2, the Tax Indemnitee promptly shall pay to TVA (x) the amount of such refund or credit plus (y) an amount equal to any United States Federal, state or local income tax benefit realized by such Tax Indemnitee as a result of the payments to TVA under clause (x) above and this clause (y) (such amounts to be determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis), provided that (A) if at the time such payment is due to TVA a Lease Event of Default shall have occurred and be continuing, such amount shall not be payable until such Lease Event of Default has been cured and (B) the amount payable to TVA pursuant to this sentence shall not exceed the amount of the indemnity(ies) paid pursuant to Section 9.2 in respect of such refunded or credited Taxes. If it is subsequently determined that the Tax Indemnitee was not entitled to such refund or credit, the portion of such refund or credit that is required to be repaid or recaptured will be treated as Taxes for which TVA shall indemnify the Tax Indemnitee pursuant to this Section 9.2 without regard to paragraph (b) hereof. If, in connection with a refund or credit of all or part of any Taxes paid, reimbursed or advanced by TVA pursuant to this Section 9.2, a Tax Indemnitee receives an amount representing interest on such refund or credit, the Tax Indemnitee promptly shall pay to TVA (1) the amount of such interest that shall be fairly attributable to such Taxes paid, reimbursed or advanced by TVA prior to the receipt of such refund or credit and (2) any Tax savings realized by such Tax Indemnitee as a result of the payments made by the Tax Indemnitee under (1) and (2) (such Tax savings to be determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis).
     (g) Contest.
     (i) Notice of Contest. If a written claim for payment is made by any taxing authority against a Tax Indemnitee for any Taxes with respect to which TVA may be liable for indemnity hereunder (a “Tax Claim”), such Tax Indemnitee shall give TVA written notice of such Tax Claim promptly after its receipt, and shall furnish TVA with copies of such Tax Claim and all other writings received from the taxing authority to the extent relating to such claim, provided that failure so to notify TVA shall not relieve TVA of any obligation to indemnify the Tax Indemnitee hereunder except as provided in clause (xiv) of Section 9.2(b). The Tax Indemnitee shall not pay such Tax Claim until at least 30 days after providing TVA with such written notice, unless required to do so by law or regulation.
     (ii) Control of Contest. Subject to subsection (g)(iii) below, TVA will be entitled to contest (acting through counsel selected by TVA and reasonably acceptable to the Tax Indemnitee), and control the contest of, any Tax Claim if (i) the contest of the Tax Claim may be pursued in the name of TVA; (ii) the contest of the Tax Claim mast be pursued in the name of the Tax Indemnitee but can be pursued independently from any other proceeding involving a tax liability of such Tax Indemnitee for which TVA is not responsible (with the Tax Indemnitee agreeing to use reasonable efforts to sever the contest of any indemnified Tax from the contest of any unindemnified Tax so that TVA can control the contest of the indemnified Tax), or (iii) the Tax Indemnitee requests that TVA control such contest. In the case of all other Tax Claims, subject to subsection (g)(iii) below, the Tax Indemnitee will contest the Tax Claim if TVA shall request that the Tax be contested, and the following rules shall apply with respect to such contest:
     (1) the Tax Indemnitee will control the contest of such Tax Claim in good faith (acting through counsel selected by the Tax Indemnitee and reasonably acceptable to TVA),
     (2) at TVA’s written request, if payment is made to the applicable taxing authority, the Tax Indemnitee shall use all reasonable efforts to obtain a refund thereof in appropriate administrative or judicial proceedings, and
     (3) the Tax Indemnitee shall not otherwise settle, compromise or abandon such contest without TVA’s prior written consent except as provided in paragraph (g)(iv) below.
In either case, the party conducting such contest shall consult with and keep reasonably informed the other party and its designated counsel with respect to such Tax Claim, shall provide the other party with copies of any reports or claims issued by the relevant auditing agents or taxing authority as well as redacted portions of tax returns, and shall consider and consult in good faith with the other party regarding any request (a) to resist payment of Taxes if practical and (b) not to pay such Taxes except under protest if protest is necessary and proper (but the decision regarding what actions are to be taken shall be made by the controlling party in its sole judgment; provided, however, that (subject to subsection (g)(iv) below) if the Tax Indemnitee is the controlling party, such Tax Indemnitee may not settle the contest without the consent of TVA).
     (iii) Conditions of Contest. Notwithstanding the foregoing, in no event shall TVA be permitted or a Tax Indemnitee be required to contest (or to continue the contest of) any Tax Claim, unless:
     (1) within 30 days after notice by the Tax Indemnitee to TVA of such Tax Claim, TVA shall request in writing to the Tax Indemnitee that such Tax Claim be contested; provided that if a shorter period is required for taking action with respect to such Tax Claim and the Tax Indemnitee notifies TVA of such requirement, TVA shall use reasonable efforts to request such contest within such shorter period,
     (2) no Lease Event of Default has occurred and is continuing,
     (3) there is (i) no risk of sale, forfeiture or loss of, or the creation of a Lien on the Owner Lessor’s or Owner Participant’s interest in the Network or any portion or Component thereof or any interest therein (other than a Permitted Lien) and (ii) no risk of the imposition of criminal penalties as a result of such Tax Claim; provided that this clause (3) shall not apply if the Tax is fully paid in either manner specified in clause (4) below or TVA posts security satisfactory to the Tax Indemnitee,
     (4) if such contest involves payment of such Tax, TVA will either advance to the Tax Indemnitee on an interest-free basis and with no after-tax cost to such Tax Indemnitee (a “Tax Advance”) or pay such Tax Indemnitee the amount payable by TVA pursuant to
Section 9.2(a) above with respect to such Tax,
     (5) TVA agrees to pay (and pay on demand) all reasonable costs and expenses incurred by the Tax Indemnitee in connection with the contest of such claim (including all reasonable legal fees and disbursements),
     (6) the Tax Indemnitee has been provided at TVA’s sole expense with an opinion of independent tax counsel selected by TVA and reasonably acceptable to the Tax Indemnitee to the effect that there is a Reasonable Basis for contesting such Tax Claim,
     (7) the amount of Taxes in controversy, taking into account the amount of all similar and logically related Taxes with respect to the transactions contemplated by Operative Documents that could be raised in any other year (including any future year) not barred by the statute of limitations, exceeds $50,000,
     (8) TVA shall acknowledge in writing its liability to indemnify the Tax Indemnitee hereunder in respect of such claim if the contest is not successful, provided that such acknowledgment of liability shall not be binding if the contest is resolved on a basis from which it can be established that TVA would not be required to indemnify the Tax Indemnitee under this Section 9.2 in the absence of such acknowledgment, and
     (9) in the case of a judicial appeal, no appeal to the U.S. Supreme Court shall be required of the Tax Indemnitee or shall be permitted by TVA.
     (iv) Waiver of Indemnification. Notwithstanding anything to the contrary contained in this Section 9.2, the Tax Indemnitee at any time may elect to decline to take any action or any further action with respect to a Tax Claim and may in its sole discretion settle or compromise any contest with respect to such Tax Claim without TVA’s consent if the Tax Indemnitee:
     (1) waives its right to any indemnity payment by TVA pursuant to this Section 9.2 in respect of such Tax Claim (and any other claim for Taxes with respect to any other taxable year the contest of which is effectively precluded by the Tax Indemnitee’s decision not to take (or not to take any further) action with respect to the Tax Claim), and

     (2) promptly repays to TVA any Tax Advance and any amount paid to such Tax Indemnitee under Section 9.2(a) above in respect of such Taxes, but not any costs or expenses with respect to any such contest.
Except as provided in the preceding sentence, any such waiver shall be without prejudice to the rights of the Tax Indemnitee with respect to any other Tax Claim.
     (h) Reports. If any report, statement or return is required to be filed by a Tax Indemnitee with respect to any Tax that is subject to indemnification under this Section 9.2, TVA will (1) notify the Tax Indemnitee in writing of such requirement not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) and (2) if so directed by the Tax Indemnitee and if the return to be filed reflects only information in respect of the transactions contemplated by the Operative Documents, prepare and furnish to such Tax Indemnitee not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) a proposed form of such report, statement or return for filing by the Tax Indemnitee. Each Tax Indemnitee and TVA will timely provide the other with all information in its possession that the other party may reasonably require and request to satisfy its obligations under this paragraph (h).
     (i) Non-Parties. If a Tax Indemnitee is not a party to this Agreement, TVA may require such Tax Indemnitee to agree in writing, in a form reasonably acceptable to TVA, to the terms of this Section 9 prior to making any payment to such Tax Indemnitee under this Section. Subject to the preceding sentence, TVA’s obligations under this Section 9 shall inure to the benefit of each and every Tax Indemnitee without regard to whether such Tax Indemnitee is a party to this Agreement.
     (j) Certain Withholding Taxes. If the Lease Indenture Trustee fails to withhold a Tax required to be withheld by it pursuant to Section 9.12 of the Lease Indenture on payments made to a Noteholder, or if the Pass Through Trustee fails to withhold a Tax required to be withheld by it pursuant to Section 7.15 of the Pass Through Trust Agreement on payments made to a Certificateholder or any claim is otherwise asserted by any taxing authority against the Owner Lessor or the Owner Participant for any such withholding Tax, TVA will indemnify (on an After-Tax Basis) the Owner Lessor and the Owner Participant from and against any such Taxes (without regard to the exclusions set forth in Section 9.2(b) hereof) and any costs or expenses incurred by the Owner Lessor or the Owner Participant in connection with any such claim. Upon the payment of any such indemnity, TVA shall be subrogated to any rights which the indemnified party may have against the party responsible for the failure to withhold.
     (k) Mississippi Franchise Tax. Notwithstanding anything to the contrary contained in Section 9.2(b)(i) or (iv) hereof, TVA shall indemnify the Owner Participant against any Taxes it is required to pay pursuant to Section 27-13-1 et seq. of the Mississippi Code as a result of its participation in the transactions contemplated by the Operative Documents provided, however, that the maximum amount payable by TVA as to any year pursuant to this Section 9.2(k) and 9.2(k) in the Other Participation Agreements with respect to the Owner Participant and the Other Owner Participants (on an aggregate basis) shall not exceed the amount set forth with respect to that year in column A of Schedule 4 attached hereto (computed on a non-cumulative basis). Nothing in this Section 9.2(k) shall preclude indemnification against any Taxes required to be paid pursuant to Section 27-13-1 et seq. of the Mississippi Code with respect to any year or years which are assessed in later years, provided that the aggregate amount payable to the Owner Participant and Other Owner Participants, as to any year, is not in excess of the amount set forth with respect to that year in column A of Schedule 4 attached hereto (computed on a non-cumulative basis).
     (1) Kentucky Corporation License Tax. Notwithstanding anything to the contrary contained in Section 9.2(b)(i) or (iv) hereof, TVA shall indemnify the Owner Participant against any Taxes it is required to pay pursuant to Section 136.070 et seq. of the Kentucky Code as a result of its participation in the transactions contemplated by the Operative Documents provided, however, that the maximum amount payable by TVA as to any year pursuant to this Section 9.2(1) and 9.2(1) io the Other Participation Agreements with respect to the Owner Participant and the Other Owner Participants (on an aggregate basis) shall not exceed the amount set forth with respect to that year in column B of Schedule 4 attached hereto (computed on a non-cumulative basis). Nothing in this Section 9.2(1) shall preclude indemnification against any Taxes required to be paid pursuant to Section 136.070 et seq. of the Kentucky Code with respect to any year or years which are assessed in later years, provided that the aggregate amount payable to the Owner Participant and Other Owner Participants, as to any year, is not in excess of the amount set forth with, respect to that year in column B of Schedule 4 attached hereto (computed on a non-cumulative basis).
     (m) Georgia Net Worth Tax. Notwithstanding anything to the contrary contained in Section 9.2(b)(i) or (iv) hereof, TVA shall indemnify the Owner Participant against any Taxes it is required to pay pursuant to Section 48-13-72 et seq. of the Georgia Code as a result of its participation in the transactions contemplated by the Operative Documents provided, however, that the maximum amount payable by TVA as to any year pursuant to this Section 9.2(m) and 9.2(m) in the Other Participation Agreements with respect to the Owner Participant and the Other Owner Participants (on an aggregate basis) shall not exceed the amount set forth with respect to that year in column C of Schedule 4 attached hereto (computed on a non-cumulative basis). Nothing in this Section 9.2(m) shall preclude indemnification against any Taxes required to be paid pursuant to Section 48-13-72 et seq. of the Georgia Code with respect to any year or years which are assessed in later years, provided that the aggregate amount payable to the Owner Participant and Other Owner Participants, as to any year, is not in excess of the amount set forth with respect to that year in column C of Schedule 4 attached hereto (computed on a non-cumulative basis).
SECTION 10. TVA’S RIGHT OF QUIET ENJOYMENT
     Each party to this Agreement acknowledges notice of the Network Lease and expressly, severally and as to its own actions only, agrees that, so long as no Lease Event of Default has occurred and is continuing, it shall not take or cause to be taken any action contrary to TVA’s rights under the Network Lease, including the right to possession, use and quiet enjoyment of the Undivided Interest.

SECTION 11. REFINANCINGS
     Section 11.1 Optional Refinancing of Lease Debt. TVA will have the right, on no more than three instances during the Network Lease Term, to require the Owner Lessor to, and the Owner Lessor shall, redeem or refinance the Lessor Note, in whole but not in part, through the issuance of Additional Lessor Notes either in the public or private market; provided that all conditions to the issuance of Additional Lessor Notes contained in Section 2.12 of the Lease Indenture shall have been satisfied; and provided, further, that, TVA shall simultaneously exercise the right to refinance the Lease Debt pursuant to Section 11.1 of each of the Other Participation Agreements. Any refinancing in accordance with this Section 11.1 shall also be subject to the satisfaction of the following additional conditions:
     (i) such debt may be issued and sold upon the terms and conditions set forth in the Operative Documents and in an amount adequate to accomplish such redemption or refinancing;
     (ii) appropriate adjustments to Basic Lease Rent and Termination Value shall be made to protect the Owner Participant’s Net Economic Return;
     (iii) the Owner Lessor and the Owner Participant shall receive copies of and be permitted to rely upon the legal opinion delivered to the Lease Indenture Trustee pursuant to Section 2.12 of the Lease Indenture; and
     (iv) the Owner Participant shall receive (x) an opinion satisfactory to it that the refinancing, including any payments to be made in connection therewith and any adjustments described in Section 11.l(ii) (as opposed to the right of TVA to require such refinancing), shall not result in any incremental tax risk to the Owner Participant, or (y) an indemnification from TVA against such risk in form and substance satisfactory to the Owner Participant.
     Section 11.2 Mandatory Sale of Lessor Notes or Issuance of Additional Lessor Notes on Early Purchase Date. Unless TVA shall have given irrevocable notice of its exercise of the Early Purchase Option pursuant to Section 15.1 of the Network Lease, TVA shall, at its own cost and expense, either (a) cause the Owner Lessor to issue Additional Lessor Notes pursuant to Section 2.12 of the Lease Indenture to refinance the Lessor Notes on the Early Purchase Date or (b) obtain a purchaser or purchasers for the Lessor Notes to purchase the Lessor Notes on the Early Purchase Date from the Pass Through Trustee for a price equal to the outstanding principal balance thereof plus accrued interest. If Additional Lessor Notes are issued pursuant to clause (a) of the preceding sentence, such Additional Lessor Notes shall be in an aggregate principal amount equal to the Lessor Notes refinanced and have a final maturity and amortization identical to the Lessor Notes refinanced. TVA shall be responsible for the satisfaction of all conditions to the issuance of Additional Lessor Notes, including those in clauses (i) through (iv) in Section 11.1 hereof and those in Section 2.12 of the Lease Indenture unless it has found a purchaser for the Lessor Notes at par plus accrued interest. In connection with the issuance of Additional Lessor Notes in accordance with this Section 11.2, Basic Lease Rent and Termination Values shall be adjusted in accordance with Section 3.4 of the Network Lease, but only to reflect a change in the interest rate of the Lessor Notes.

     Section 11.3 Cooperation. The Owner Participant and TVA will cooperate in connection with any refinancing or assumption of the Lease Debt, so long as such refinancing is effected in accordance with the terms of the Operative Documents. In furtherance thereof, the Owner Participant will execute such agreements and documents as may be necessary with respect to any such refinancing and are reasonably requested by TVA and will instruct the Owner Lessor to act accordingly. TVA shall pay, on an After-Tax Basis, all reasonable costs and expenses of the Transaction Parties, including the reasonable fees and expenses of counsel to the Owner Participant, the Owner Lessor, the Owner Trustee, the Lease Indenture Trustee and the Pass Through Trustee, in each case to the extent incurred in connection with any financing pursuant to Sections 11.1 and 11.2 hereof whether or not any such financing is consummated.
SECTION 12. PRE-CLOSING ADJUSTMENTS TO LEASE SCHEDULES
     Section 12.1 Lease Schedules. The Basic Lease Rent and Termination Value schedules for the Network Lease shall be set forth in Schedules 1A and 2 thereto and shall reflect any changes in the Pricing Assumptions (other than changes in Transaction Costs unless consented to by the Owner Participant and TVA).
     Section 12.2 Pre-closing Adjustments.
     (i) On or before the Closing, Basic Lease Rent and Termination Values shall be adjusted, either upward or downward, in accordance with Section 3.4 of the Network Lease at the written request of TVA or the Owner Participant made prior to the Closing, to reflect any enactment, promulgation, release or adoption of, amendment to or change in the Code, Treasury Regulations (final or temporary), Revenue Rulings, Revenue Procedures or a Treasury Department or IRS administrative notice or announcement (“Tax Law Change”) that is enacted, promulgated, released, adopted, amended, changed or proposed on or prior to the Closing Date;
provided that if any adjustment required by this paragraph would cause the spread between the implicit financing rate to TVA through the Early Purchase Date and TVA’s 10-year bonds current yield to maturity to narrow by more than two basis points, TVA shall not be obligated to close the Transaction.
     Any adjustment pursuant to this Section 12.2 shall be made in a manner that is consistent with any uneven rent safe harbor provided under Section 467 of the Code and the Treasury Regulations promulgated thereunder, but only to the extent (i) that Basic Lease Rent prior to such adjustment was so consistent, thereby not increasing the possibility, if any, of the Network Lease being determined to be a “disqualified leaseback long term agreement” within the meaning of Section 467 of the Code or the Treasury Regulations promulgated thereunder, and (ii) that any Tax Law Change does not affect the uneven rent safe harbor provided under Section 467 of the Code and the Treasury Regulations promulgated thereunder. Any such adjustment shall be calculated (A) first, to maintain the Owner Participant’s Net Economic Return, and (B) second, to the extent consistent with clause (A), to minimize the internal rate of return of Basic Lease Rent through the Early Purchase Date. Adjustments will be made using the same method of computation and assumptions originally used (other than those that have changed as the result of the event giving rise to the adjustment) in the calculation of the Basic Lease Rent and corresponding adjustments to Termination Values will be made. Adjustments made pursuant to this Section 12 shall be subject to verification as provided in Section 3.4(d) of the Network Lease.
SECTION 13. SPECIAL LESSEE TRANSFERS
     Upon the occurrence of a Special Lessee Transfer Event, TVA (or its designee as provided below) may, in lieu of exercising its rights under Section 13 of the Network Lease or complying with its obligation under Section 10 of the Network Lease as a result of a Regulatory Event of Loss, as the case may be, upon not less than 30 days’ written notice to the Owner Participant and the Lease Indenture Trustee (x) subject to the limitations set forth in Section 7.1 (a) (other than clauses (iv) and (v) therein), purchase all of the Owner Participant’s Beneficial Interest or (y) purchase the Owner Lessor’s Interest (either such purchase being referred to as the “Special Lessee Transfer”) on the applicable Termination Date at a price equal to the Special Lessee Transfer Amount determined as of the date of such transfer. On the applicable Termination Date, TVA (or its designee) shall pay to the Owner Participant the Special Lessee Transfer Amount determined as of such date, plus all Rent due and payable to the Owner Participant on such date (including all costs and expenses of the Owner Participant and all sales, use, value added and other Taxes covered by Section 9.2 hereof associated with the Special Lessee Transfer pursuant to this Section 13, to the extent such amounts have not otherwise been reimbursed by TVA pursuant to this Section 13, it being understood that any transfer pursuant to this Section 13 shall not be considered a voluntary transfer for purposes of Section 9.1 or 9.2). Concurrently with the payment of all sums required to be paid pursuant to this Section 13, and the transfer of the Owner Participant’s Beneficial Interest or the Owner Lessor’s Interest in accordance with clause (ii) below: (i) TVA shall cease to have any liability to the Owner Participant with respect to the Operative Documents, except for obligations (including Sections 9.1 and 9.2 hereof and the Tax Indemnity Agreement) surviving for the benefit of the Owner Participant and its Related Parties pursuant to the express terms of any Operative Document or which have otherwise accrued but not been paid as of such date and (ii) the Owner Participant will transfer the Owner Participant’s Beneficial Interest to TVA (or its designee) or cause the transfer of the Owner Lessor’s Interest to TVA (or its designee) in the case of a transfer of the Beneficial Interest, pursuant to an Assignment and Assumption Agreement, and, in the case of a transfer of the Owner Lessor’s Interest, on an “as is,” “where is” and “with all faults” basis (by an appropriate instrument of transfer), without representations or warranties other than a warranty from the Owner Participant as to the absence of Owner Participant’s Liens and a warranty from the Owner Lessor as to the absence of Owner Lessor’s Liens. At the time of any transfer under this Section 13 (i) the Owner Participant shall not suffer any economic detriment as a result of such transfer (as compared to the economic detriment had TVA exercised its rights under Section 13 of the Network Lease), (ii) the Lease Indenture Trustee shall have received an opinion from Orrick, Herrington & Sutcliffe LLP (or such other national recognized law firm that shall be familiar with the Bond Resolution) to the effect that such transfer does not affect the payment priority of Basic Lease Rent under the Bond Resolution from that described in Section 3.1(s) hereof, and (iii) TVA will pay all reasonable costs and expenses of the Transaction Parties (including reasonable attorneys’ fees and disbursements) in connection with any such transfer. It is understood and agreed among the parties hereto that the transaction contemplated by this Section 13 shall not effect a merger of TVA’s interest in the Undivided Interest with the Owner Lessor’s Interest. Subsequent to such transfer, TVA and the Owner Lessor may, without the consent of the Lease Indenture Trustee or the Pass Through Trustee, waive the Regulatory Event of Loss or the Burdensome Termination Event, as the case may be, that gave rise to the Special Lessee Transfer Event and the Network Lease shall continue in full force and effect in accordance with its terms.
SECTION 14. RIGHT OF FIRST OFFER
     In the event the Owner Participant desires to, directly or indirectly, sell, lease, convey or otherwise transfer its Beneficial Interest at any time prior to the expiration or early termination of the Network Lease in accordance with Section 10, 13, 14, 15 or 18 thereof to any Person other than TVA, then unless such sale, lease, conveyance or transfer (i) is in connection with a sale by the Owner Participant of all or substantially all of its assets in a transaction tantamount to a merger, (ii) is to an Affiliate of the Owner Participant, (iii) occurs when a Significant Lease Default or Lease Event of Default shall have occurred and be continuing, or (iv) is to an Other Owner Participant, the Owner Participant shall first offer the Beneficial Interest to TVA on the terms and conditions set forth in this Section 14. Such offer shall be made to TVA in the form of a proposed term sheet, which proposed term sheet shall include a full and complete statement of the price and all the terms, conditions and provisions upon which the Owner Participant would he willing to transfer its Beneficial Interest. TVA will thereafter have the right within a period of thirty (30) days from and after the receipt by TVA of such proposed term sheet to notify the Owner Participant of its irrevocable intent to exercise its right hereunder. If TVA elects to exercise the right provided in the preceding sentence, it will within sixty (60) days of such notice execute a contract on the same terms and conditions as the offer giving rise to such right. If TVA does not give such notice to the Owner Participant within the thirty (30) day period or, having given such notice, does not execute such a contract within sixty (60) days of such notice, the Owner Participant will be free to proceed under the terms and conditions substantially as set forth in the proposed term sheet delivered to TVA, unless, in the case of a failure to execute the contract within sixty (60) days, if such failure is attributable to a failure of the Owner Participant to proceed with such sale or to negotiate such contract on the basis of the terms, conditions and provisions of the proposed term sheet. In the event that such terms or conditions are revised in any way that materially changes the agreement for sale, lease, conveyance or transfer such that the terms of sale are substantially less favorable to the Owner Participant (including any reduction in price or a change in the terms of payment thereof in a manner that is beneficial to the potential purchaser), the Owner Participant must again comply with the notice and offer provisions of this Section 14. Any such sale, lease, conveyance or transfer to TVA shall be subject to the provisions of Section 7.1 (a) hereof other than Sections 7.1 (a) (iv) and (v) and the Owner Participant shall not be required to pay the fees and expenses of TVA in connection with such transfer.
SECTION 15. MISCELLANEOUS
     Section 15.1 Consents. The Owner Participant will not unreasonably withhold its consent to any consent requested of it or the Owner Lessor under the terms of the Operative Documents that by its terms is not to be unreasonably withheld by it or the Owner Lessor. The Lessee will not unreasonably withhold its consent to any consent requested of it under the terms of the Operative Documents that by its terms is not to be unreasonably withheld by it.

     Section 15.2 Successor Owner Trustee. The parties hereto agree that the transfer or assignment pursuant to the terms of the Trust Agreement by the Owner Trustee to a successor Owner Trustee will not violate the terms of any Operative Document.
     Section 15.3 Bankruptcy of Lessor Estate. If (i) all or any part of the Lessor Estate becomes the property of a debtor subject to the reorganization provisions of the Bankruptcy Code, as amended from time to time, (ii) pursuant to such reorganization provisions the Owner Participant is required, by reason of the Owner Participant being held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly, to make payment on account of any amount payable as principal or interest on the Lessor Note, and (iii) the Lease Indenture Trustee actually receives any Excess Amount, as defined below, which reflects any payment by the Owner Participant on account of clause (ii) above, the Lease Indenture Trustee shall, upon obtaining Actual Knowledge thereof, upon written request of the Owner Participant, promptly refund to the Owner Participant such Excess Amount. For purposes of this Section 15.3, “Excess Amount” means the amount by which such payment exceeds the amount which would have been received by the Lease Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 15.3 shall prevent the Lease Indenture Trustee from enforcing any personal recourse obligations (and retaining the proceeds thereof) of the Owner Participant as contemplated by this Participation Agreement (in addition to those referred to in clause (ii)).
     Section 15.4 Amendments and Waivers. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by TVA, the Owner Participant, the Owner Lessor and the Lease Indenture Trustee; provided, however, that, in addition to the requirements above, no amendment, waiver or consent shall (x) adversely affect the Pass Through Trustee’s right to indemnification or repayment of costs and expenses hereunder or increase its obligations hereunder unless such amendment, waiver or consent is executed or approved in writing by the Pass Through Trustee, or (y) adversely affect the Trust Company’s right to indemnification or repayment of costs and expenses hereunder or increase the obligations of the Trust Company hereunder unless such amendment, waiver or consent is executed or approved in writing by the Trust Company. Nothing in this Section 15.4 shall prevent TVA or the Owner Participant from waiving any provision of this Agreement which is for its benefit and not for the benefit of any other party hereto.
     Section 15.5 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return, receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to the applicable party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

If to TV A:
Tennessee Valley Authority
400 West Summit Hill Drive
Knoxville, Tennessee 37902
Telephone No.: (865) 632-3366
Facsimile No.: (865)632-6673
Attention: Treasurer
If to the Owner Lessor, the Owner Trustee or the Trust Company:
Wells Fargo Delaware Trust Company
Corporate Trust Services
919 Market Street, Suite 700
Wilmington, DE 19801
Telephone No.: (302) 575-2004
Facsimile No.: (302) 575-2006
Attention: Ann E. Roberts, Vice President

If to the Owner Participant:
Wachovia Mortgage Corporation
c/o Wachovia Securities
One Wachovia Center
Mail Code NC0738
Charlotte, North Carolina 28288-0738
Telephone No.: (704) 715-7720
Facsimile No.: (704) 383-1572
Attention: Ida Blake
Wachovia Mortgage Corporation
c/o Wachovia Securities
301 South College Street
18th Floor
Charlotte, North Carolina 28202
Telephone: (704) 715-7720
Facsimile: (704) 383-1572
Attention: Ida Blake
If to the Lease Indenture Trustee:
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Telephone No.: (302) 636-6000
Facsimile No.: (302) 636-4141
Attention: Corporate Trust Administration
If to the Pass Through Trustee:
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Telephone No.: (302) 636-6000
Facsimile No.: (302) 636-4141
Attention: Corporate Trust Administration
A copy of all notices provided for herein shall be sent by the party giving such notice to each of the other parties hereto.
     Section 15.6 Survival. All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on behalf of any such party under this Agreement shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby and in the other Operative Documents regardless of any investigation made by any such party or on behalf of any such party. In addition, the indemnifications by TVA under Sections 9.1 and 9.2 of this Agreement shall, subject to Sections 9.1(b) and 9.2(b), respectively, expressly survive the expiration or early termination (in either case, for whatever reason) of the Network Lease or the transfer or other disposition of the respective interests of the Owner Participant, the Owner Lessor, the Trust Company, the Owner Trustee, the Lease Indenture Trustee and the Pass Through Trustee in, to and under this Agreement, the Head Lease and the other Operative Documents.
     Section 15.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof, including each successive holder of the Owner Participant’s Beneficial Interest permitted under Section 7.1. Except as expressly provided herein or in the other Operative Documents, no party hereto may assign its interests herein without the consent of the other parties hereto.
     Section 15.8 Business Day. Notwithstanding anything herein or in any other Operative Document to the contrary, if the date on which any payment is to be made pursuant to this Agreement or any other Operative Document is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.
     Section 15.9 Governing Law. This Agreement has been delivered in the State of New York and shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance without giving effect to the conflicts of laws provisions thereof except New York General Obligations Law Section 5-1401.
     Section 15.10 Severability. If any provision hereof shall be invalid, illegal or unenforceable under the Applicable Law of any jurisdiction, the validity, legality and enforceability thereof in any other jurisdiction, and of the remaining provisions hereof in any jurisdiction, shall not be affected or impaired thereby.
     Section 15.11 Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but all such counterparts shall together constitute but one and the same agreement.
     Section 15.12 Headings and Table of Contents. The headings of the Sections of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     Section 15.13 Limitation of Liability.
     (a) None of the Owner Participant, the Owner Lessor, the Owner Trustee, the Trust Company, Wilmington Trust, the Lease Indenture Trustee or the Pass Through Trustee shall have any obligation or duty to TVA or to others with respect to the transactions contemplated hereby, except those obligations or duties expressly set forth in this Agreement and the other Operative Documents, and none of the Owner Lessor, the Owner Trustee, the Trust Company, the Lease Indenture Trustee or the Pass Through Trustee shall be liable for performance by any other party hereto of such other party’s obligations or duties hereunder.
     (b) The Trust Company is entering into the Operative Documents to which it is a party solely as trustee under the Trust Agreement and not in its individual capacity, except as expressly provided herein or therein, and in no case whatsoever shall the Trust Company be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Lessor hereunder or under any other Operative Document, as to all of which the other parties hereto agree to look solely to the Lessor Estate; provided, however, that the Trust Company shall be liable hereunder for its own gross negligence or willful misconduct or for a breach of its representations, warranties and covenants made in its individual capacity.
     (c) The Lease Indenture Trustee and the Pass Through Trustee are each entering into the Operative Documents to which they are parties solely as trustees under the Lease Indenture and the Pass Through Trust Agreement, respectively, and not in their individual capacities and in no case whatsoever shall the Lease Indenture Trustee and the Pass Through Trustee be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Lessor hereunder or under any other Operative Document, as to all of which the other parties hereto agree to look solely to the Indenture Estate and the Lessor Estate, respectively; provided, however, that each such party shall be liable hereunder for its own negligence or willful misconduct.
     (d) The right of the Lease Indenture Trustee or the Pass Through Trustee to perform any discretionary act enumerated herein or in any other Operative Document (including the right to consent to any action which requires their consent and the right to waive any provision of, or consent to any change or amendment to, any of the Operative Documents) shall not be construed as giving rise to any expressed or implied duty owed by such trustee; the Lease Indenture Trustee and the Pass Through Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such acts. In connection with any such discretionary acts, the Lease Indenture Trustee may in its sole discretion (but shall not, except as otherwise provided in the Lease Indenture or as otherwise required by Applicable Law, have any obligation to) request the approval of the Pass Through Trustee as holder of the Lessor Note, and the Pass Through Trustee may in its sole discretion (but shall not, except as otherwise provided in the Operative Documents or as otherwise required by Applicable Law, have any obligation to) request the approval of the Certificateholders.

     Section 15.14 Waiver of Trial by Jury.
     TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS, OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY BROUGHT BY ANY OF THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS.
     Section 15.15 Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Participation Agreement, and the other Operative Documents.
     Section 15.16 Effectiveness. This Participation Agreement shall become effective on September 22, 2003, the date of execution and delivery by each of the parties hereto.
     Section 15.17 No Partnership, Etc. The parties hereto intend that nothing contained in this Participation Agreement or any other Operative Document shall be deemed or construed to create a partnership, joint venture or other co-ownership arrangement by and among any of them. The parties hereto intend that, for United States Federal, state and local income tax purposes, the Head Lease will be treated as a sale of the Undivided Interest by the Head Lessor to the Head Lessee and the Network Lease will be treated as a “true lease” of the Undivided Interest by the Owner Lessor to TVA with the result that the Owner Lessor will be treated as the owner of the Undivided Interest and TVA will be treated as the lessee of the Undivided Interest. The parties agree to report the Transaction on all Tax returns filed for United States Federal, state and local income tax purposes in accordance with such intent.
     Section 15.18 Compliance with Network Lease. If compliance with Section 3.4(c) or Section 9 of the Network Lease (or compliance with any other provision of the Operative Documents) shall ever result in the Lessee remitting a withholding Tax to any Governmental Entity in connection with or with respect to the Rent provided in the Network Lease (without a corresponding reduction of or offset to the Rent payable under the Network Lease) for or with respect to a Tax that is not the Lessee’s responsibility under Section 9.2 of the Participation Agreement, the Owner Participant shall reimburse the Lessee for such Tax on demand (together with interest thereon computed at the Discount Rate).
     Section 15.19 Entire Agreement. This Agreement, together with the agreements, instruments and other documents required to be executed and delivered in connection herewith, represents the entire agreement of the parties hereto and supersedes all prior agreements and understandings of the parties with respect to the subject matter covered hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered by their respective officers thereunto duly authorized.

TENNESSEE VALLEY AUTHORITY
By:	/s/ John M. Hoskins
	Name:	John M. Hoskins
	Title:	Sr. V.P. & Treasurer

Participation Agreement (A1)

NVG NETWORK I STATUTORY TRUST

By: Wells Fargo Delaware Trust Company, not in its individual capacity, except to the extent expressly provided herein, but as Owner Trustee under the Trust Agreement

By:	/s/ Ann Roberts Dukart

Name: Ann Roberts Dukart
Title: Vice President

Participation Agreement (A1)

WELLS FARGO DELAWARE TRUST COMPANY,
not in its individual, capacity, except to the extent expressly provided herein, but as Owner Trustee under the Trust Agreement

By:	/s/ Ann Roberts Dukart

Name: Ann Roberts Dukart Title: Vice President

Participation Agreement (A1)

WACHOVIA MORTGAGE CORPORATION
By:	/s/ Mark O. Trolling
	Name:	Mark O. Trolling
	Title:	Senior Vice President

Participation Agreement (A1)

WILMINGTON TRUST COMPANY, not in its individual capacity, except to the extent expressly provided herein, but as Lease Indenture Trustee under the Lease Indenture
By:	/s/ Joann A. Rozell
	Name:	Joann A. Rozell
	Title:	Financial Services Officer

WILMINGTON TRUST COMPANY, not in its individual capacity, except to the extent expressly provided herein, but as Pass Through Trustee under the Pass Through Trust Agreement
By:	/s/ Joann A. Rozell
	Name:	Joann A. Rozell
	Title:	Financial Services Officer

Participation Agreement(A1)

FINAL
APPENDIX A

Definitions (A1)

Lease Of Control, Monitoring and
Data Analysis Network

Appendix A — Definitions (A1)
GENERAL PROVISIONS
     In this Appendix A and each Operative Document (as hereinafter defined), unless otherwise provided herein or therein:
          (a) the terms set forth in this Appendix A or in any such Operative Document shall have the meanings herein provided for and any term used in an Operative Document and not defined therein or in this Appendix A but in another Operative Document shall have the meaning herein or therein provided for in such other Operative Document;
          (b) any term defined in this Appendix A by reference to another document, instrument or agreement shall continue to have the meaning ascribed thereto whether or not such other document, instrument or agreement remains in effect;
          (c) words importing the singular include the plural and vice versa;
          (d) words importing a gender include either gender;
          (e) a reference to a part, clause, section, paragraph, article, party, annex, appendix, exhibit, schedule or other attachment to or in respect of an Operative Document is a reference to a part, clause, section, paragraph, or article of, or a party, annex, appendix, exhibit, schedule or other attachment to, such Operative Document unless, in any such case, otherwise expressly provided in any such Operative Document;
          (f) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws amending, varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute or in such Operative Document;
          (g) a definition of or reference to any document, instrument or agreement includes an amendment or supplement to, or restatement, replacement, modification or renovation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;
          (h) a reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time;
          (i) if a capitalized term describes, or shall be defined by reference to, a document, instrument or agreement that has not as of any particular date been executed and delivered and such document, instrument or agreement is attached as an exhibit to the Participation Agreement (as hereinafter defined), such reference shall be deemed to be to such form and, following such execution and delivery and subject to paragraph (h) above, to the document, instrument or agreement as so executed and delivered;
          (j) a reference to any Person (as hereinafter defined) includes such Person’s successors and permitted assigns;
          (k) any reference to “days” shall mean calendar days unless “Business Days” (as hereinafter defined) are expressly specified;
          (l) if the date as of which any right, option or election is exercisable, or the date upon which any amount is due and payable, is stated to be on a date or day that is not a Business Day, such right, option or election may be exercised, and such amount shall be deemed due and payable, on the next succeeding Business Day with the same effect as if the same was exercised or made on such date or day (without, in the case of any such payment, the payment or accrual of any interest or other late payment or charge, provided such payment is made on such next succeeding Business Day);
          (m) words such as “hereunder”, “hereto”, “hereof” and “herein” and other words of similar import shall, unless the context requires otherwise, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof;
          (n) a reference to “including” shall mean including without limiting the generality of any description preceding such term, and for purposes hereof and of each Operative Document the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned;
          (o) all accounting terms not specifically defined herein or in any Operative Document shall be construed in accordance with GAAP; and
          (p) unless the context or the specific provision otherwise requires, whenever in the Operative Documents a provision requires that the rating of a Person or the Lease Debt be confirmed, such provisions shall be deemed to mean that both Rating Agencies shall have confirmed the rating of the senior long term unsecured debt of such Person or the Lease Debt, if then rated by both Rating Agencies, or by one such Rating Agency if only rated by one of them, a copy of which confirmation shall be delivered by TVA to the Owner Participant, the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, to the Lease Indenture Trustee and shall be without indication that such Person or the Lease Debt, as the case may be, has been placed on credit watch, credit review, or any similar status with negative implications or which does not indicate the direction of the potential ratings change.
DEFINED TERMS
“Actual Knowledge” shall mean, with respect to any Transaction Party, actual knowledge of, or receipt of written notice by, an officer (or other employee whose responsibilities include the administration of the Transaction) of such Transaction Party; provided, that none of the Owner

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Trustee, the Trust Company, the Lease Indenture Trustee and the Pass Through Trustee shall be deemed to have Actual Knowledge of any fact solely by virtue of an officer of the Trust Company, Lease Indenture Trustee or Pass Through Trustee, as the case may be, having actual knowledge of such fact unless such officer is an officer in the Corporate Trust Administration Department of the Trust Company, Lease Indenture Trustee or Pass Through Trustee, as the case may be; and provided further that any Transaction Party shall in any event be deemed to have “Actual Knowledge” of any matter as to which such Transaction Party has been given notice pursuant to and in accordance with the provisions of the Participation Agreement or any other Operative Document to which such Transaction Party is a party.
“Additional Certificates” shall mean any additional certificates issued by the Pass Through Trust in connection with the issuance of Additional Lessor Notes relating thereto.
“Additional Lessor Notes” shall have the meaning specified in Section 2.12 of the Lease Indenture.
“Advisors to the Lessee” shall mean Dexia-Global Structured Finance.
“Affiliate” of a particular Person shall mean any Person directly or indirectly controlling, controlled by or under common control with such particular Person. For purposes of this definition, “control” when used with respect to any particular Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that under no circumstances shall the Trust Company be considered to be an Affiliate of any of the Owner Lessor, the Owner Trustee, or the Owner Participant, nor shall any of the Owner Lessor, the Owner Trustee, or the Owner Participant be considered to be an Affiliate of the Trust Company; and provided further, that no Federal Governmental Entity shall be considered to be an Affiliate of TVA.
“After-Tax Basis” shall mean, with respect to any payment to be received by any Person, the amount of such payment (the “base payment”) supplemented by a further payment (the “additional payment”) to that Person so that the sum of the base payment plus the additional payment shall, after deduction of the amount of all Federal, state and local income Taxes required to be paid by such Person in respect of the receipt or accrual of the base payment and the additional payment (taking into account any credits or reduction in such income Taxes and the timing thereof resulting from Tax benefits realized or to be realized by the recipient as a result of the payment or the event giving rise to the payment), be equal to the amount required to be received. Such calculations shall be made on the basis of the highest generally applicable Federal, state and local income tax rates applicable to the corporation for whom the calculation is being made for all relevant periods, and shall take into account the deductibility of state and local income taxes for Federal income tax purposes.
“Applicable Law” shall mean, without limitation, all applicable laws, statutes, treaties, judgments, decrees, injunctions, writs and orders of any court, arbitration board or Governmental Entity and rules, regulations, orders, ordinances, licenses and permits of any Governmental Entity.

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“Applicable Rate” shall mean the Base Rate plus 1% per annum.
“Appraisal Procedure” shall mean (except with respect to the Closing Appraisal and any appraisal to determine Fair Market Sales Value after a Lease Event of Default shall have occurred and be continuing), an appraisal conducted by an appraiser or appraisers in accordance with the procedures set forth in this definition of “Appraisal Procedures.” The Owner Participant and TVA will consult with the intent of selecting a mutually acceptable Independent Appraiser. If a mutually acceptable Independent Appraiser is selected, the Fair Market Rental Value or Fair Market Sales Value shall be determined by such Independent Appraiser. If the Owner Participant and TVA are unable to agree upon a single Independent Appraiser within a 15-day period, one shall be appointed by the Owner Participant, and one shall be appointed by TVA (or its designee), which Independent Appraisers shall attempt to agree upon the value, period, amount or other determination that is the subject of the appraisal. If either the Owner Participant or TVA does not appoint its appraiser, the determination of the other appraiser shall be conclusive and binding on the Owner Participant and TVA. If the appraisers appointed by the Owner Participant and TVA are unable to agree upon the value, period, amount or other determination in question, such appraisers shall jointly appoint a third Independent Appraiser or, if such appraisers do not appoint a third Independent Appraiser, the Owner Participant and TVA shall jointly appoint the third Independent Appraiser. In such case, the average of the determinations of the three appraisers shall be conclusive and binding on the Owner Participant and TVA, unless the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the third determination is disparate from the middle determination, in which case the most disparate determination shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Owner Participant and TVA. The fees and expenses of all such appraisals shall be payable by TVA.
“Appraiser” shall mean American Appraisal Associates Incorporated.
“Assigned Documents” shall have the meaning specified in clause (2) of the Granting Clause of the Lease Indenture.
“Assignment and Assumption Agreement” shall mean an assignment and assumption agreement in form and substance substantially in the form of Exhibit D to the Participation Agreement.
“Assumed Deductions” shall have the meaning specified in Section 1.1 of the Tax Indemnity Agreement.
“Assumed Tax Rate” shall have the meaning specified in Section 1.1 of the Tax Indemnity Agreement.
“Authorized Agent” shall have the meaning specified in the Pass Through Trust Agreement.
“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, 11 U.S.C. §101 et seq.
“Base Rate” shall mean the rate of interest publicly announced from time to time by Citibank, N.A. at its New York office as its base rate for domestic commercial loans, such rate to change

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as and when such base rate changes. For purpose of this definition, “base rate” shall mean that rate announced by Citibank N.A. from time to time as its base rate as that rate may change from time to time with changes to occur on the date Citibank N.A.’s base rate changes.
“Basic Lease Rent” shall have the meaning specified in Section 3.2 of the Network Lease.
“Beneficial Interest” shall mean the interest of the Owner Participant under the Trust Agreement.
“Bond Resolution” shall mean the Basic Tennessee Valley Authority Power Bond Resolution adopted October 6, 1960, as amended.
“Burdensome Termination Event” shall mean the occurrence of any event which gives the Lessee the right to terminate the Network Lease pursuant to Section 13.1 thereof.
“Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in Wilmington, Delaware, Knoxville, Tennessee, the city and the state in which the Corporate Trust Office of the Lease Indenture Trustee or the Owner Trustee is located or the city and state in which the Corporate Trust Office of the Pass Through Trustee is located.
“Certificateholders” shall mean each of the holders of Certificates, and each of such holder’s successors and permitted assigns.
“Certificates” shall mean the Pass Through Certificates issued on the Closing Date pursuant to the Pass Through Trust Agreement and any certificates issued in replacement therefor pursuant to the Pass Through Trust Agreement.
“Certificates Register” shall mean the “Register” specified in the Pass Through Trust Agreement.
“Claim” shall mean any liability (including in respect of negligence (whether passive or active or other torts), strict or absolute liability in tort or otherwise, warranty, latent or other defects (regardless of whether or not discoverable), statutory liability, property damage, bodily injury or death), obligation, loss, settlement, damage, penalty, claim, action, suit, proceeding (whether civil or criminal), judgment, penalty, fine and other legal or administrative sanction, judicial or administrative proceeding, cost, expense or disbursement, including reasonable legal, investigation and expert fees, expenses and reasonable related charges, of whatsoever kind and nature, but excluding Taxes.
“Closing” shall have the meaning specified in Section 2.2(a) of the Participation Agreement.
“Closing Appraisal” shall mean the appraisal, dated the Closing Date, prepared by the Appraiser with respect to the Owner Lessor’s Interest, which Closing Appraisal shall:
          (a) Determine the Owner Lessor’s Cost, which shall be the fair market value of the Owner Lessor’s Interest on the Closing Date, and determine the fair market value of the Network;

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          (b) Determine the economic useful life of the Network (including the Software Rights) and confirm (i) that the Network (including the Software Rights) is reasonably estimated on the Closing Date to have a remaining economic useful life equal to at least 125% of the Network Lease Term, and (ii) that the Network (including the Software Rights) is reasonably estimated to have a fair market value at the end of the Network Lease Term equal to at least 20% of the Network Cost and the Owner Lessor’s Cost, respectively, without regard to inflation or deflation during the Network Lease Term;
          (c) Confirm that it is reasonable to expect that upon expiration or termination of the Network Lease, it will be commercially feasible for a party other than the Lessee to operate, together with the owners or lessors of the Other Undivided Interests, the Network;
          (d) Allocate the percentage of the Owner Lessor’s Cost eligible for each category of Depreciation Deduction;
          (e) Confirm that the price of the Early Purchase Option is expected to be equal to or greater than the fair market value of the Owner Lessor’s Interest on the Early Purchase Date, taking into account inflation or deflation during the Network Lease Term;
          (f) Confirm that the Network is capable of being an integrated. Network and should be valued as a single system;
          (g) Confirm that the Network is not limited use property; and
          (h) Confirm that there is no financial compulsion on the Lessee to exercise the Early Purchase Option.
“Closing Date” shall have the meaning specified in Section 2.2(a) of the Participation Agreement.
“Code” shall mean the Internal Revenue Code of 1986.
“Competitor” shall have the meaning specified in Section 7.l(b) of the Participation Agreement.
“Component” shall mean any appliance, part, instrument, appurtenance, accessory, furnishing, equipment or other property of whatever nature that may from time to time be incorporated in the Network.
“Corporate Trust Office” shall have the meaning specified in the Pass Through Trust Agreement.
“Deduction Loss” shall have the meaning specified in Section 3.1 (A) of the Tax Indemnity Agreement.
“Depreciation Deductions” shall have the meaning specified in Section 1.1 of the Tax Indemnity Agreement.

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“Discount Rate” shall mean 5% per annum.
“Distribution” shall mean, in respect of any Person, any dividend, distribution or payment (including by way of redemption, repurchase, retirement, return or repayment) in respect of shares of capital stock of such Person.
“Dollars” or the sign “$” shall mean United States dollars or other lawful currency of the United States.
“DTC” shall mean The Depository Trust Company, a New York corporation.
“Early Purchase Date” shall mean January 15, 2021.
“Early Purchase Option” shall have the meaning specified in Section 15.1 of the Network Lease.
“Early Purchase Price” shall mean the amounts set forth on Schedule 4 to the Network Lease with respect to the Early Purchase Date.
“Effective Date” shall mean September 22, 2003.
“Effective Rate” shall have the meaning specified in Section 5 of the Tax Indemnity Agreement.
“EIN” shall mean, as to any Person, its taxpayer identifying number (as defined in Treasury Regulation § 301.6109-1).
“Energy Management, Protection and Billing System” shall mean a single integrated system that (taking into account the Software Rights) performs the functions described in clauses (a), (b) and (c) of the definition of “Network Functions” and, as of the Closing Date, consists of the equipment described in clauses (a), (b) and (c) of the definition of “Network”.
“Equity Investment” shall mean the amount set forth in Schedule 3 to the Participation Agreement.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974.
“Escrowed Software” shall have the meaning set forth in Section 6.9 of the Participation Agreement.
“Event of Default” shall mean an Event of Default under the Pass Through Trust Agreement.
“Event of Loss” shall mean either of the following events:
          (a) loss of the entire Network or use thereof due to destruction or damage to the Network that is beyond economic repair or that renders the Network permanently unfit for normal use;

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          (b) seizure, condemnation, confiscation or taking of, or requisition of title to or use of, the entire Network by any Governmental Entity (a “Requisition”) following a contest thereof and exhaustion of all permitted appeals or an election by TVA not to pursue such appeals (provided that no such contest shall extend beyond the earlier of (x) the date which is one year after the loss of such title in the case of a requisition of Title, or (y) the date which is 18 months prior to the end of the Network Lease Term), but, in any case involving Requisition of use but not of title, only if such Requisition of use continues beyond the Network Lease Term; and
          (c) if elected by the Owner Participant within twelve (12) months of the date upon which the Owner Participant shall obtain Actual Knowledge of the event or circumstance that would upon election of the Owner Participant result in the right to terminate the Network Lease under this clause (c), and only in such case as termination of the Network Lease and transfer of the Undivided Interest and the Software Rights to the Lessee result in the Owner Participant or the Owner Lessor, as the case may be, not being subject to the regulation described below, subjection of the Owner Participant’s or the Owner Lessor’s interest in the Undivided Interest and the Software Rights to any rate of return regulation by any Governmental Entity, or subjection of the Owner Participant (or any Affiliate thereof) or the Owner Lessor to any other public utility regulation of any Governmental Entity or law that in the reasonable opinion of the Owner Participant acting in good faith is materially burdensome, in either case solely by reason of the participation of the Owner Lessor or the Owner Participant in the transaction contemplated by the Operative Documents, and not, in any event, as a result of (i) investments, loans or other business activities of the Owner Participant or its Affiliates in respect of equipment or facilities similar in nature to the Network or any part thereof or in any electrical, steam, cogeneration or other energy or utility related equipment or its facilities or the general business or other activities of the Owner Participant or Affiliates or the nature of any of the properties or assets from time to time owned, leased, operated, managed or otherwise used or made available for use by the Owner Participant or its Affiliates or (ii) a failure of the Owner Participant to perform routine administrative or ministerial actions the performance of which would not subject the Owner Participant or any Affiliate to any material adverse consequence (in the reasonable opinion of the Owner Participant or any Affiliate acting in good faith), provided that the Lessee, the Owner Lessor and the Owner Participant agree to cooperate and to take reasonable measures to alleviate the source or consequence of any regulation constituting an Event of Loss under this clause (c) (a “Regulatory Event of Loss”), at the cost and expense of the party requesting such cooperation and so long as there shall be no material adverse consequences to the Owner Lessor or Owner Participant (or any of its Affiliates) as a result of such cooperation or the taking of reasonable measures. The Owner Participant may only elect to terminate the Network Lease under this clause (c) if the Other Owner Participants make the same election under the Other Network Leases.
“Evidences of Indebtedness” shall have the meaning specified in the Bond Resolution.
“Excepted Payments” shall mean and include (i)(A) any indemnity or other payment (whether or not constituting Supplemental Lease Rent and whether or not a Lease Event of Default exists) payable to either the Trust Company, the Owner Trustee or the Owner Participant or to their respective successors and permitted assigns (other than the Lease Indenture Trustee) pursuant to Section 2.4, 9.1 or 9.2 of the Participation Agreement and Sections 5.1 or 5.2 of the Trust Agreement, and any payments under the Tax Indemnity Agreement or (B) any amount payable

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by TVA to the Owner Lessor or the Owner Participant to reimburse any such Person for its costs and expenses in connection with the Operative Documents, (ii) insurance proceeds, if any, payable to the Owner Lessor or the Owner Participant under insurance separately maintained by the Owner Lessor or the Owner Participant with respect to the Network as permitted by Section 11.1 of the Network Lease, (iii) any amount payable to the Owner Participant as the purchase price of the Owner Participant’s right and interest in the Beneficial interest in connection with any permitted sale or transfer thereof, (iv) any amounts payable to the Owner Participant upon exercise by TVA of the Special Lessee Transfer pursuant to Section 13 of the Participation Agreement, (v) the proceeds of the Residual Value Insurance, (vi) all other fees expressly payable to the Owner Participant under the Operative Documents, and (vii) any payments in respect of interest, or any payments made on an After-Tax Basis, to the extent attributable to payments referred to in clause (i) through (vi) above that constitute Excepted Payments.
“Excepted Rights” shall mean the rights specified in Section 5.6 of the Lease Indenture.
“Excess Amount” shall have the meaning specified in Section 15.3 of the Participation Agreement.
“Exchange Act” shall mean the Securities Exchange Act of 1934.
“Excluded Property” shall mean Excepted Payments and Excepted Rights, collectively.
“Excluded Taxes” shall have the meaning specified in Section 9.2(b) of the Participation Agreement.
“Expiration Date” shall mean September 26, 2027, the last day of the Network Lease Term.
“Fair Market Rental Value” or “Fair Market Sales Value” shall mean with respect to any property or service as of any date, the cash rent or cash price obtainable in an arm’s length lease, sale or supply, respectively, between an informed and willing lessee or purchaser under no compulsion, to lease or purchase and an informed and willing lessor or seller or supplier under no compulsion to lease or sell or supply the property or service in question, and shall, in the case of the Owner Lessor’s Interest, be determined (except pursuant to Section 18 of the Network Lease or as otherwise provided below or in the Operative Documents) on the basis that (i) the conditions contained in Sections 7 and 8 of the Network Lease shall have been complied with in all respects, (ii) the lessee or buyer shall have rights in, or an assignment of, the Operative Documents to which the Owner Lessor is a party and the obligations relating thereto, (iii) the Owner Lessor’s Interest is free and clear of all Liens (other than Owner Lessor’s Liens, Owner Participant’s Liens and Indenture Trustee’s Liens), and (iv) in the case the Fair Market Rental Value, taking into account the terms of the Network Lease and the other Operative Documents. If the Fair Market Sales Value of the Owner Lessor’s Interest is to be determined during the continuance of a Lease Event of Default or in connection with the exercise of remedies by the Owner Lessor pursuant to Section 18 of the Network Lease, such value shall be determined by an appraiser appointed solely by the Owner Lessor on an “as-is,” “where-is” and “with all faults” basis and shall take into account all Liens (other than Owner Lessor’s Liens, Owner Participant’s Liens and Indenture Trustee’s Liens); provided, however, in any such case where the Owner

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Lessor shall be unable to obtain constructive possession sufficient to realize the economic benefit of the Owner Lessor’s Interest, the Fair Market Sales Value of the Owner Lessor’s Interest shall be deemed equal to $0. If in any case other than in the preceding sentence the parties are unable to agree upon a Fair Market Sales Value of the Owner Lessor’s Interest within 30 days after a request therefor has been made, the Fair Market Sales Value of the Owner Lessor’s Interest shall be determined by appraisal pursuant to the Appraisal Procedures.
“Federal Power Act” shall mean the Federal Power Act.
“FERC” shall mean the Federal Energy Regulatory Commission.
“Final Determination” shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all allowable appeals by either party to the action have been exhausted or the time for filing such appeal has expired, or in any case where judicial review shall at the time be unavailable because the proposed adjustment involves a decrease in net operating loss carryforward or a business credit carryforward, a decision, judgment, decree or other order of an administrative official or agency of competent jurisdiction, which decision, judgment, decree or other order has become final (i.e., where all administrative appeals have been exhausted by all parties thereto), (ii) a closing agreement entered into under section 7121 of the Code, or any other settlement agreement entered into in connection with an administrative or judicial proceeding or (iii) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto.
“GAAP” shall mean generally accepted accounting principles used in the United States consistently applied.
“Government” shall mean the United States of America.
“Governmental Action” shall mean all legislative enactments and administrative action of any Governmental Entity.
“Governmental Entity” shall mean and include the Government, any national government, any political subdivision of a national government or of any state, county or local jurisdiction therein or any board, commission, department, division, organ, instrumentality, court or agency of any thereof, but shall not include TVA.
“Guaranty” shall mean any guaranty agreement guaranteeing the obligations of the Owner Participant or entered into pursuant to Section 7.1 of the Participation Agreement in form and substance substantially in the form of Exhibit E to the Participation Agreement.
“Head Lease” shall mean the Head Lease Agreement (A1), dated as of Closing Date, between the Head Lessor and the Head Lessee, substantially in the form of Exhibit A to the Participation Agreement.
“Bead Lease Basic Term” shall have the meaning specified in Section 3.1 of the Head Lease.

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“Head Lease Renewal Term” shall have the meaning specified in Section 3.2 of the Head Lease.
“Head Lease Rent” shall have the meaning specified in Section 3.3 of the Head Lease.
“Head Lease Term” shall have the meaning specified in Section 3.2 of the Head Lease.
“Head Lessee” shall mean the Owner Lessor as lessee of the Undivided Interest and as grantee or assignee of the Software Rights under the Head Lease.
“Head Lessor” shall mean TVA as lessor of the Undivided Interest and as grantor or assignor of the Software Rights under the Head Lease,
“Holding Company Act” shall mean the Public Utility Holding Company Act of 1935.
“Inclusion Loss” shall have the meaning specified in Section 3.1(B) of the Tax Indemnity Agreement.
“Indemnitee” shall have the meaning specified in Section 9.1 (a) of the Participation Agreement.
“Indenture Estate” shall have the meaning specified in the Granting Clause of the Lease Indenture.
“Indenture Trustee’s Liens” shall mean any Lien on the Network, the Undivided Interest, the Software Rights, the Lessor Estate or any part thereof arising as a result of (i) Taxes against or affecting the Lease Indenture Trustee, or any Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby, (ii) Claims against or any act or omission of the Lease Indenture Trustee, or any Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Lease Indenture Trustee specified therein, (iii) Taxes imposed upon the Lease Indenture Trustee, or any Affiliate thereof that are not indemnified against by TVA pursuant to any Operative Document, or (iv) Claims against or affecting the Lease Indenture Trustee, or any Affiliate thereof arising out of the voluntary or involuntary transfer by the Lease Indenture Trustee of any portion of the interest of Wilmington Trust or the Lease Indenture Trustee in the Lessor Estate, other than pursuant to the Operative Documents.
“Independent Appraiser” shall mean a Person which is not the Owner Lessor, Owner Participant, the Lessee or an Affiliate of any of the foregoing, who is a Member of the Appraisal Institute, having experience in the business of evaluating equipment and software similar to the Network, selected in accordance with the procedures described in the definition of “Appraisal Procedure”.
“Independent Engineer” shall mean an independent engineer selected by the Owner Participant and reasonably acceptable to the Lessee.
“Independent Trustee” shall mean Frank McDonald acting in his capacity as Independent Trustee under the Trust Agreement or any substitute Independent Trustee thereunder.

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“Initial Purchasers” shall mean Citigroup Global Markets Inc. and Lehman Brothers Inc.
“Interest Deductions” shall have the meaning specified in Section 1.1 of the Tax Indemnity Agreement.
“Interregional Security Network” shall mean the communications network established by US electric utilities on a collaborative basis through the North American Electric Reliability Council (NERC) to facilitate the exchange of real-time operational data, other operational data, and other technical data between different electricity transmission and generation providers to help assure reliable electric power system operations.
“IRS” shall mean the Internal Revenue Service of the United States Department of Treasury or any successor agency.
“Joint Operating Agreement” shall mean the Joint Operating Agreement dated as of September 26, 2003, among TVA, the Owner Participant and each Other Owner Participant.
“Lease Debt” shall mean the debt evidenced by the Certificates, any additional Certificates, and other debt issued pursuant to Section 11 of the Participation Agreement.
“Lease Debt Rate” shall mean the interest rate under the Lessor Note.
“Lease Event of Default” shall have the meaning specified in Section 17 of the Network Lease.
“Lease Indenture” shall mean the Indenture of Trust and Security Agreement (A1), dated as of the Closing Date, between the Owner Lessor and the Lease Indenture Trustee, substantially in the form of Exhibit C to the Participation Agreement.
“Lease Indenture Bankruptcy Default” shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease Indenture Event of Default under Section 4.2(e) or (f) of the Lease Indenture.
“Lease Indenture Event of Default” shall have the meaning specified in Section 4.2 of the Lease Indenture.
“Lease Indenture Payment Default” shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease indenture Event of Default under Section 4.2(b) of the Lease Indenture.
“Lease Indenture Trustee” shall mean Wilmington Trust Company, not in its individual. capacity, but solely as Lease Indenture Trustee under the Lease Indenture, and each other Person who may from time to time be acting as Lease Indenture Trustee in accordance with the provisions of the Lease Indenture.
“Lease Indenture Trustee Office” shall mean the office to be used for notices to the Lease Indenture Trustee from time to time pursuant to Section 9.4 of the Lease Indenture.

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“Lease Indenture Trustee’s Account” shall mean the account identified as the Lease Indenture Trustee’s Account on Schedule 3 of the Participation Agreement.
“Lessee” shall mean TVA as lessee under the Network Lease.
“Lessee Action” shall have the meaning specified in Section 3.1 (A) of the Tax Indemnity Agreement.
“Lessee’s Interest” shall mean the Lessee’s right, title and interest in and to the Undivided Interest and the Software Rights under the Network Lease.
“Lessee Person” shall mean the Lessee, any sublessee of the Lessee or any other person (other than the Owner Lessor, the Owner Participant, the Indenture Trustee or the Pass-Through Trustee) using or having possession of the Network during the Network Lease Term or any portion thereof and any Affiliate, successor, assignee, transferee, agent or employee of any of the foregoing or any person claiming through any of the foregoing.
“Lessor Estate” shall mean all the estate, right, title and interest of the Owner Lessor in, to and under the Undivided Interest, the Software Rights, the Escrowed Software and the Operative Documents, including all funds advanced to the Owner Lessor by the Owner Participant, all installments and other payments of Basic Lease Rent Supplemental Lease Rent, Termination Value, condemnation awards, purchase price, sale proceeds and all other proceeds, rights and interests, of any kind for or with respect to the estate, right, title and interest of the Owner Lessor in, to and under the Network, the Undivided Interest, the Software Rights, the Escrowed Software, the Operative Documents, and any of the foregoing, but shall not include Excluded Property.
“Lessor Group Member” shall have the meaning specified in Section 6 of the Tax Indemnity Agreement.
“Lessor Note” shall mean the lessor note issued by the Owner Lessor in favor of the Pass Through Trustee in the amount specified in and as more fully described in Section 2.2 of the Lease Indenture.
“Lien” shall mean any mortgage, security deed, security title, pledge, lien, charge, encumbrance, lease, and security interest or title retention arrangement.
“List of Competitors” shall mean the initial list attached to the Participation Agreement as Schedule 2, as amended from time to time pursuant to Section 7.1 (b) of the Participation Agreement.
“Loan” shall mean the loan evidenced by the Lessor Note.
“Majority in Interest of Noteholders” as of any date of determination, shall mean Noteholders holding in aggregate more than 50% of the total outstanding principal amount of the Notes; provided, however, that any Note held by TVA and/or any Affiliate of TVA shall not be considered outstanding for purposes of this definition unless TVA and/or such Affiliate shall hold title to all the Notes outstanding.

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“Make Whole Premium” shall mean, with respect to the Lessor Note (or in the case of a partial redemption pursuant to Section 2.10(b)(iv) of the Lease Indenture, the Termination Percentage of the Lessor Note) subject to redemption pursuant to the Lease Indenture, an amount equal to the Discounted Present Value of the Lessor Note, or the Termination Percentage thereof, less the unpaid principal amount of such Lessor Note, or the Termination Percentage thereof, as the case may be; provided that the Make Whole Premium shall not be less than zero. For purposes of this definition, the “Discounted Present Value” of any Lessor Note subject to redemption pursuant to the Lease Indenture shall be equal to the discounted present value of all principal and interest payments scheduled to become due after the date of such redemption in respect of the Lessor Note, or the Termination Percentage thereof (in either case assuming such Lessor Note is fully redeemed on the Early Purchase Date), calculated using a discount rate equal to the sum of (i) the yield to maturity on the U.S. Treasury security having an average life equal to the remaining average life of the Lessor Note and maturing on the Early Purchase Date and trading in the secondary market at the price closest to par and (ii) 15 basis points; provided, however, that if there is no U.S. Treasury security having an average life equal to the remaining average life of the Lessor Note (assuming the Lessor Note is redeemed on the Early Purchase Date), such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest calendar month, if necessary) from the yields to maturity for two U.S. Treasury securities having average lives most closely corresponding to the remaining life of the Lessor Note and maturing on the Early Purchase Date and trading in the secondary market at the price closest to par.
“Material Adverse Effect” shall mean a materially adverse change in (i) the business, assets, revenues, results of operations, financial condition or prospects of TVA, (ii) the ability of TVA to perform its obligations under the Operative Documents, or (iii) the validity or enforceability of the Operative Documents, the Liens granted thereunder, or the rights and remedies thereto.
“Modification” shall mean a modification, alteration, improvement, addition, betterment or enlargement of the Network, including both Required Modifications and Optional Modifications.
“Measurement and Analysis System” shall mean shall mean a single integrated system that (taking into account the Software Rights) performs the functions described in clause (d) of the definition of “Network Functions” and, as of the Closing Date, consists of the equipment described in clause (d) of the definition of “Network”.
“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.
“Network” shall mean a single integrated system that (taking into account the Software Rights) performs all of the Network Functions and, as of the Closing Date, consists of the Energy Management, Protection and Billing System and the Measurement and Analysis System, which two systems are, as of the Closing Date capable of being integrated into a single integrated system, and consist of the following:
          (a) SCADA energy management equipment, consisting of the transmission supervisory control and data acquisition system which is used to monitor and control the configuration and operation of the Transmission Plant;

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          (b) relay and protection equipment, consisting of the equipment used to detect, and respond to, faults and anomalous operating conditions within the Transmission Plant;
          (c) metering and billing equipment, consisting of the equipment used to measure the amount of electricity provided at certain delivery points for purposes of customer billing, and the amount of electricity received at certain delivery points from other providers of electric power, for purposes of determination of payments or net settlements to those providers of electric power; and
          (d) measurement and analysis equipment, consisting of the equipment used to retrieve, store and transmit voltage, current and frequency data used to assess the quality of electricity on the Transmission Plant.
The Network shall include the Software Rights and any or all Modifications, upgrades, reconfigurations, replacements and accessions to the Network permitted or required by the Operative Documents. For the avoidance of doubt and in accordance with the last sentence of Section 14A.3 of the Lease, (a) the Network shall aiso include any remaining portion of the Network as it existed on the Closing Date (including any Substituted Components, if applicable) and any Substituted Non-Network Equipment, each as a separate integrated system, and (b) the term “Network” shall mean any of (i) the Network including any Substituted Non-Network Equipment, (ii) the remaining portion of the Network without such Substituted Non-Network Equipment, (iii) such Substituted Non-Network Equipment itself, and (iv) the Network including any Substituted Components, as the context may require.
The Components which (together with the associated software) comprise the Network as of the Closing Date are identified by type, identification and model number on Attachment A to the Head Lease and Exhibit A to the Network Lease and located at such location identified using the Escrowed Software.
“Network Cost” shall mean $388,500,000.
“Network Functions” shall mean:
          (a) monitoring and control of the configuration and operation of the Transmission Plant;
          (b) detection and correction of faults affecting the operating condition of the Transmission Plant;
          (c) electricity metering of the Transmission Plant for purposes of administration and billing and other transaction settlements; and
          (d) data acquisition and storage for quality assessment purposes in relation to the Transmission Plant.
“Network Lease” shall mean the Network Lease Agreement (A1), dated as of the Closing Date, between the Owner Lessor and TVA, substantially in the form of Exhibit B to the Participation Agreement.

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“Network Lease Term” shall have the meaning specified in Section 3.1 of the Network Lease.
“Note Register” shall have the meaning specified in Section 2.8 of the Lease Indenture.
“Noteholder” shall. mean any holder from time to time of an outstanding Note.
“Notes” shall mean the Lessor Note or Additional Lessor Notes issued pursuant to the Lease Indenture.
“Obsolescence Termination Date” shall have the meaning specified in Section 14.1 of the Network Lease.
“Offering Circular” shall mean the Offering Circular, dated September 23, 2003, with respect to the Certificates.
“Officer’s Certificate” shall mean with respect to any Person, a certificate signed (i) in the case of a corporation or limited liability company, by the Chairman of the Board, the President, or an Executive Vice President, Senior Vice President, Vice President of such Person (or the designee of such officer) or any Person authorized by or pursuant to the organizational documents, the bylaws or any resolution of the board of directors, board of managers, or executive committee of such Person (whether general or specific) to execute, deliver and take actions on behalf of such Person in respect of any of the Operative Documents, and (ii) in the case of the Lease Indenture Trustee or the Pass Through Trustee, a certificate signed by a Responsible Officer of the Lease Indenture Trustee or the Pass Through Trustee.
“OP Guarantor” shall have the meaning specified in Section 7.1 of the Participation Agreement.
“Operative Documents” shall mean the Participation Agreement, the Head Lease, the Network Lease, any Guaranty, the Owner Lessor Security Agreement, the Lease Indenture, the Lessor Note, the Pass Through Trust Agreement, the Certificates, the Joint Operating Agreement, the Trust Agreement and the Tax Indemnity Agreement.
“Optional Modification” shall have the meaning specified in Section 8.2 of the Network Lease.
“Other Head Leases” shall mean a collective reference to each “Head Lease” as defined in and entered into pursuant to the Other Participation Agreements.
“Other Network Leases” shall mean a collective reference to each “Network Lease” as defined in and entered into pursuant to the Other Participation Agreements.
“Other Lease Indentures” shall mean a collective reference to each Lease Indenture as defined in and entered into pursuant to the Other Participation Agreements.
“Other Owner Lessors” shall mean a collective reference to each “Owner Lessor” named in the Other Participation Agreements.

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“Other Owner Lessor’s Interests” shall mean a collective reference to each “Owner Lessor’s Interest” as defined in and conveyed to the Other Owner Lessors in accordance with the Other Participation Agreements.
“Other Owner Participants” shall mean a collective reference to each “Owner Participant” named in the Other Participation Agreements.
“Other Participation Agreements” shall mean the Participation Agreements listed on Schedule 1 to the Pass Through Trust Agreement (other than the Participation Agreement).
“Other Undivided Interests” shall mean the other “Undivided Interests” owned by the Other Owner Lessors.
“Overdue Rate” shall mean 2% per annum over the Base Rate.
“Overpayment of Basic Lease Rent” means, as of any date prior to the Expiration Date on which the Network Lease shall terminate (the “date of termination”), the excess (if any) of (y) the aggregate Basic Lease Rent payable pursuant to Section 3.2(a) of the Network Lease on all Rent Payment Dates on or prior to such date of termination, over (z) the aggregate Basic Lease Rent allocated pursuant to Section 3.2(b) of the Network Lease to the period from (and including) the Closing Date to (and including) such date of termination. The amount of any Overpayment of Basic Lease Rent as of each Termination Date is set forth on column (c) of Schedule ID to the Network Lease.
“Owner Lessor” shall mean NVG Network I Statutory Trust, a Delaware statutory trust.
“Owner Lessor Security Agreement” shall mean the Leasehold Security Agreement (A1) dated as of the Closing Date, between the Owner Lessor and TVA, substantially in the form of Exhibit G to the Participation Agreement.
“Owner Lessor’s Account” shall mean the account identified as the Owner Lessor’s Account on Schedule 3 to the Participation Agreement.
“Owner Lessor’s Cost” shall mean at any time the product of the Network Cost and the Owner Lessor’s Percentage.
“Owner Lessor’s Interest” shall mean the Owner Lessor’s right, title and interest in and to the Undivided Interest and the Software Rights under the Head Lease.
“Owner Lessor’s Lien” shall mean any Lien on the Network, the Equipment, the Software Rights, the Lessor Estate or any part thereof arising as a result of (1) Taxes against or affecting the Trust Company or the Owner Trustee, or any Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby, (ii) Claims against, or any act or omission of, the Trust Company or the Owner Trustee, or any Affiliate thereof, that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Trust Company or the Owner Trustee specified therein, (iii) Taxes imposed upon the Trust Company or the Owner Trustee, or any Affiliate thereof that are not indemnified against by TVA pursuant

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to any Operative Document, or (iv) Claims against or affecting the Trust Company or the Owner Trustee, or any Affiliate thereof arising out of the voluntary or involuntary transfer by the Trust Company or the Owner Trustee of any portion of the interest of the Trust Company or the Owner Trustee in the Owner Lessor’s Interest, other than pursuant to the Operative Documents.
“Owner Lessor’s Percentage” shall mean 26.640926641%.
“Owner Participant” shall have the meaning set forth in the introductory paragraph to the Participation Agreement.
“Owner Participant’s Commitment” shall mean the Owner Participant’s investment in the Owner Lessor contemplated by Section 2.1 (a) of the Participation Agreement.
“Owner Participant’s Lien” shall mean any Lien on the Network, the Undivided Interest, the Software Rights, the Lessor Estate or any part thereof arising as a result of (i) Claims against or any act or omission of the Owner Participant that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Owner Participant set forth therein, (ii) Taxes against the Owner Participant that are not indemnified against by TVA pursuant to the Operative Documents or (iii) Claims against or affecting the Owner Participant arising out of the voluntary or involuntary transfer by the Owner Participant (except as contemplated or permitted by the Operative Documents) of any portion of the interest of the Owner Participant in the Beneficial Interest.
“Owner Participant’s Net Economic Return” shall mean the Owner Participant’s anticipated (i) after-tax yield, calculated according to the multiple investment sinking fund method of analysis, and (ii) aggregate, and in connection with any adjustments made pursuant to Section 3.4 of the Network Lease, periodic, GAAP income and after-tax cash flow (such amounts to be adjusted by the Termination Percentage following a Partial Termination pursuant to Section. 14A.1 of the Network Lease and payment of a Partial Termination Payment pursuant to Section 14A.4 of the Network Lease), in each case assuming the Lessee exercises the Early Purchase Option and, alternatively, that the Network Lease Term continues until the Expiration Date.
“Owner Participant Transaction Expenses” shall have the meaning specified in Section 2.4 of the Participation Agreement.
“Owner Trustee” shall mean Wells Fargo Delaware Trust Company, a Delaware limited purpose trust company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement and each other Person that may from time to time be acting as Owner Trustee in accordance with the provisions of the Trust Agreement.
“Partial Termination” shall mean a partial termination of the Network Lease and a release of a portion of the Network from the Head Lease pursuant to the procedure set forth in Section 14A.1 of the Network Lease.
“Partial Termination Date” shall have the meaning set forth in Section 14A.1 of the Network Lease.

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“Partial Termination Payment” shall have the meaning set forth in Section 14A.4 of the Network Lease.
“Participation Agreement” shall mean the Participation Agreement (Al), dated as of September 22, 2003, among TVA, the Owner Lessor, Wells Fargo Delaware Trust Company, in its individual capacity and as Owner Trustee, the Owner Participant, and Wilmington Trust Company, as Lease Indenture Trustee and as Pass Through Trustee.
“Pass Through Trust” shall mean the pass through trust created pursuant to the Pass Through Trust Agreement.
“Pass Through Trust Agreement” shall mean the Pass Through Trust Agreement, dated as of September 22, 2003. between TVA and the Pass Through Trustee.
“Pass Through Trustee” shall mean Wilmington Trust Company, not in its individual capacity, but solely as Pass Through Trustee under the Pass Through Trust Agreement, and each, other Person, that may from time to time be acting as a Pass Through Trustee in. accordance with the provisions of the Pass Through Trust Agreement.
“Permitted Acts” shall have the meaning specified in Section 3.1 (A) of the Tax Indemnity Agreement,
“Permitted Closing Date Liens” shall mean those matters listed on Attachment B to the Head Lease.
“Permitted Instruments” shall mean (a) Permitted Securities, (b) overnight loans to or other customary overnight investments in commercial, banks of the type referred, to in paragraph (d) below, (c) open market commercial paper of any corporation (other than TVA or any Affiliate) incorporated under the laws of the United States or any state thereof which is rated not less than “prime-1” or its equivalent by Moody’s and “A-l” or its equivalent by S&P maturing within one year after such investment, (d) certificates of deposit issued by commercial banks organized under the laws of the United States or any state thereof or a domestic branch of a foreign bank (i) having a combined capital and surplus in excess of $500,000,000 and (ii) which are rated “AA” or better by S&P and “Aa2” or better by Moody’s; provided that no more than $20,000,000 may be invested in such deposits at any one such bank and (e) a money market fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to Permitted Securities.
“Permitted Liens” shall mean (i) the interests of TVA, the Owner Participant, the Owner Lessor, the Owner Trustee, the Lease Indenture Trustee, and the Pass Through Trustee under any of the Operative Documents; (ii) all Owner Lessor’s Liens, Owner Participant’s Liens and Indenture Trustee’s Liens; (iii) the reversionary interests of TVA in the Network, the Undivided Interest and the Software Rights; (iv) Liens for taxes either not delinquent or being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of TVA if required by generally accepted, accounting principles, so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Network; (v) materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like liens arising in the ordinary course of business for amounts either not delinquent or being contested in

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good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of TVA if required by generally accepted accounting principles, so long as such proceedings shall, not involve any danger of the sale, forfeiture or loss of any part of the Network; (vi) liens arising out of judgments or awards against TVA with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith by TVA, so long as such judgment, award or appeal shall not involve any danger of the sale, forfeiture or loss of any part of the Network; (vii) the rights of vendors under the Software Licenses and the Software License Consents; and (viii) the interest of sublessees or assignees permitted by Section 20 of the Network Lease.
“Permitted Post Network Lease Term Liens” shall mean the Permitted Liens referred to in clauses (ii) and (vii) of the definition thereof.
“Permitted Securities” shall mean securities (and security entitlements with respect thereto) that are (i) direct obligations of the United States of America or obligations guaranteed as to principal and interest by the full faith and credit of the United States of America, and (ii) securities issued by agencies of the U.S. Federal government whether or not backed by the full faith and credit of the United States rated “AAA” and “Aaa” by S&P and Moody’s, respectively, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government obligation or a specific payment of interest on or principal of any such U.S. Government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction in the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of interest on or principal of the U.S. Government obligation evidenced by such depository receipt.
“Person” shall mean any individual, corporation, cooperative, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Plan” shall mean any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to ERISA, any “plan” (as defined in Section 4975(e)(l) of the Code) that is subject to Section 4975 of the Code, any trust created under any such plan or any “governmental plan” (as defined in Section 3(32) of ERISA or Section 414(d) of the Code) that is organized in a jurisdiction having prohibitions on transactions with government plans similar to those contained in Section 406 of ERISA or Section 4975 of the Code.
“Pricing Assumptions” shall mean the “Pricing Assumptions” attached as Schedule 3 to the Network Lease.
“Proceeds” shall mean the proceeds from the sale of the Certificates by the Pass Through Trust to the Certificateholders on the Closing Date.
“Prudent Industry Practice” shall mean, at a particular time, either (a) any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry

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with respect to equipment or software similar in nature to that included in the Network, or (b) any of the practices, methods and acts which, in the exercise of reasonable judgment at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with good business practices, reliability, safety and expedition. “Prudent Industry Practice” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts.
“Purchase Option” shall have the meaning specified in Section 16 of the Network Lease.
“Purchase Option Price” shall mean the Fair Market Sales Value of the Owner Lessor’s Interest on the date specified in Section 16 of the Network Lease; provided, however, that in no event shall the Purchase Option Price be less than $26,827,200; provided further that if as a result of a Partial Termination, Termination Value has been paid with respect to the Terminated Portion of the Owner Lessor’s Interest, the Purchase Option Price shall be reduced by the Termination Percentage applicable to such Partial Termination.
“QTE Consultant” shall mean Tyler & Company.
“QTE Report” shall mean the reports of the QTE Consultant required to be delivered pursuant to Section 4(i) of the Participation Agreement.
“Rating Agencies” shall mean S&P and Moody’s.
“Reasonable Basis” shall have the meaning of “reasonable basis” in Section 6662(d)(2)(B) of the Code or any regulation thereunder, as may be amended from time to time.
“Rebuilding Closing Date” shall have the meaning specified in Section 10.3(c) of the Network Lease.
“Redemption Date” shall mean, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to the Lease Indenture or the respective Note, which date shall be a Termination Date.
“Regulatory Event of Loss” shall have the meaning set forth in paragraph (c) of the definition of Event of Loss.
“Related Party” shall mean, with respect to any Person or its successors and assigns, an Affiliate of such Person or its successors and assigns and any director, officer, servant, employee or agent of that Person or any such Affiliate or their respective successors and assigns; provided that the Owner Trustee and the Owner Lessor shall not be treated as Related Parties to each other and neither the Owner Lessor nor the Owner Trustee shall be treated as a Related Party to any Owner Participant except that, for purposes of Section 9 of the Participation Agreement, the Owner Lessor will be treated as a Related Party to an Owner Participant to the extent that the Owner Lessor acts on the express direction or with the express consent of such Owner Participant.
“Reliability Operations Center” shall mean TVA’s Reliability Operations Center located in Chattanooga, Tennessee, which provides a backup for the operations of the System Operation

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Center, as well as supporting data interchange with neighboring electricity transmission systems, and which consists of central servers which support the electricity transmission monitoring and control software applications, workstations providing the human operator interface, interfaces to external networks (including the Interregional Security Network), Local Area Network (LAN) equipment, servers controlling communications with field devices, and data storage devices.
“Rent” shall mean Basic Lease Rent and Supplemental Lease Rent.
“Rent Payment Date” shall mean December 26, 2003 and each January 15 and July 15, commencing January 15, 2004 to and including September 26, 2027.
“Rental Period” shall have the meaning specified in Section 3.2(a) of the Network Lease.
“Replacement Component” shall have the meaning specified in Section 7.2 of the Network Lease.
“Required Modification” shall have the meaning specified in Section 8.1 of the Network Lease.
“Requisition” shall have the meaning specified in clause (b) of the definition of “Event of Loss.”
“Residual Value Insurance” shall have the meaning set forth in Section 5.2 of the Participation Agreement.
“Residual Value Insurance Amount” shall mean $26,827,200.
“Residual Value Insurance Standard” means (i) that the long-term unsecured senior debt obligations or claims paying ability of the insurance company or financial institution providing the Residual Value Insurance (or entity guaranteeing the obligations of such insurance company or financial institution in a manner acceptable to the Owner Participant) are rated not less than “AA-” by S&P or “Aa3” by Moody’s, resulting in such insurance company’s or financial institution’s obligation under the Residual Value Insurance being so rated, and (ii) at the time of the issuance of such insurance (excluding renewals), such insurance company or financial institution shall satisfy all internal approvals of the Owner Participant.
“Responsible Officer” shall mean, with respect to any Person, (i) its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee (a) that has the power to take the action in question and has been authorized, directly or indirectly, by the Board of Directors (or equivalent body) of such Person, (b) working under the direct supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer, and (c) whose responsibilities include the administration of the transactions and agreements contemplated by the Operative Documents, and (ii) with respect to the Owner Trustee, the Lease indenture Trustee and the Pass Through Trustee, an officer in their respective corporate trust administration departments.
“Revenues” shall have the meaning specified in the Granting Clause of the Lease Indenture.

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“RVI Advisor” shall mean Collateral Guaranty LLC.
“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.
“SCADA” shall mean “Supervisory Control and Data Acquisition” equipment which includes industrial measurement, monitoring and control equipment consisting of central host or master equipment (usually called a master station, master terminal unit or MTU); one or more field data gathering and control units (usually called remote stations (“remotes”) or remote terminal units (RTUs)); and associated software. SCADA equipment is used to monitor the condition and operation of industrial plant, especially plant at field locations; and to exercise remote control over the operation of such plant.
“Scheduled Closing Date” shall mean September 26, 2003 and any date set for the Closing in a notice of postponement pursuant to Section 2.3(a) of the Participation Agreement.
“Scheduled Payment Date” shall mean a Rent Payment Date.
“SEC” shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934.
“Secured Indebtedness” shall have the meaning specified in Section 1 of the Lease Indenture.
“Securities Act” shall mean the Securities Act of 1933.
“Security” shall have the same meaning as in Section 2(a)(1) of the Securities Act.
“Significant Indenture Default” shall mean a failure by the Owner Lessor to make any payment of principal or interest on the Lessor Note after the same shall have become due and payable.
“Significant Lease Default” shall mean any of: (i) TVA shall fail to make any payment of Basic Lease Rent or Termination Value after the same shall have become due and payable, (ii) TVA shall fail to make any payment of Supplemental Lease Rent in excess of $250,000 (other than Excepted Payments or Termination Value) after the same shall have become due and payable, except to the extent such amounts are in dispute and have not been established to be due and payable, or (iii) an event which is or, with the passage of time would be, a Lease Event of Default under Section 17(e) or (f) of the Network Lease.
“Software License Consents” and each a “Software License Consent”, shall mean (i) the Consent executed September 17, 2003 of Telegyr Systems, Inc. to the conveyance to the Owner Lessor pursuant to the Head Lease of the Software License described in clause (i) of the definition of “Software Licenses”, and (ii) the Consent of Itron, Inc., executed by Itron, Inc. on September 19, 2003, to the conveyance to the Owner Lessor pursuant to the Head Lease of the Software License described in clause (ii) of the definition of “Software Licenses”.
“Software Licenses” and each a “Software License” shall mean (i) the Non-Exclusive Software/Firmware Source License Agreement No. 98PYC-224423 between TVA and Telegyr

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Systems, Inc., (ii) the Software License Agreements dated March 30, 2000, as amended, between TVA and Itron, Inc., and (iii) any proprietary software license in which TVA is the licensee possessed by TVA on the Closing Date or acquired during the Network Lease Term, utilized in connection with and necessary to the operation of the Network as an integrated system for its intended functions which TVA may assign without the consent of the vendor.
“Software Rights” shall mean all rights in the computer software utilized in connection with the operation that are necessary for the operation, of the Network as an integrated system for its intended use, (i) which have been developed and are owned by TVA, or (ii) which have been licensed to TVA pursuant to the Software Licenses.
“Special Lessee Transfer” shall have the meaning specified in Section 13 of the Participation Agreement.
“Special Lessee Transfer Amount” shall mean for any date, the amount determined as follows:
          (i) if the determination date shall be a Termination Date, the Termination Value under the Network Lease on such date or, if the determination date shall be the Early Purchase Date, the Early Purchase Price; plus
          (ii) any unpaid Basic Lease Rent due before the date of such determination, minus
          (iii) the sum of all outstanding principal and accrued interest on the Notes, if any, on such determination date (in each case, if such determination date is a Rent Payment Date, without including any Basic Lease Rent due on such determination date).
“Special Lessee Transfer Event” shall mean the occurrence of either of (i) a Regulatory Event of Loss, or (ii) a Burdensome Termination Event under Section 13 of the Network Lease.
“State Deductions” shall have the meaning specified in Section 1.1 of the Tax Indemnity Agreement.
“Statutory Trust Act” shall have the meaning specified in Section 1.1 of the Trust Agreement.
“Subordinated Resolution” shall mean the Tennessee Valley Authority Subordinated Debt resolution adopted March 29, 1995, as it may be amended and supplemented.
“Substituted Components” shall have the meaning specified in Section 14A.3 of the Network Lease.
“Substituted Non-Network Equipment” shall have the meaning specified in Section 14A.3 of the Network Lease.
“Supplemental Lease Rent” shall mean any and all amounts, liabilities and obligations (other than Basic Lease Rent ) that TVA assumes or agrees to pay under the Operative Documents (whether or not identified as “Supplemental Lease Rent”) to the Owner Lessor or any other Person, including Termination Value and Make-Whole Premium.

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“System Operation Center” shall mean TVA’s System Operation Center located in Chattanooga, Tennessee, which provides the overall management of the Transmission Plant, overseeing the flows of electric power over broad areas as well as responding to events occurring at individual points within the Transmission Plant, and which consists of central servers which support the electricity transmission monitoring and control software applications, workstations providing the human operator interface, interfaces to external networks (including the Interregional Security Network), Local Area Network (LAN) equipment, servers controlling communications with field devices, and data storage devices.
“Tax” or “Taxes” shall mean all fees, taxes (including sales taxes, use taxes, stamp taxes, value-added taxes, ad valorem taxes and property taxes (personal and real, tangible and intangible), levies, assessments, withholdings and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any Federal, state, local or foreign government or other taxing authority (including penalties or other amounts payable pursuant to subtitle B of Title I of ERISA).
“Tax Advance” shall have the meaning specified in Section 9.2(g)(iii)(4) of the Participation Agreement.
“Tax Assumptions” shall mean the items described in Section 1.1 of the Tax Indemnity Agreement.
“Tax Benefit” shall have the meaning specified in Section 9.2(e) of the Participation Agreement.
“Tax Claim” shall have the meaning specified in Section 9.2(g)(i) of the Participation Agreement.
“Tax Event” shall mean any event or transaction treated, for federal income tax purposes, as a taxable sale or exchange of the Lessor Note.
“Tax Indemnitee” shall have the meaning specified in Section 9.2(a) of the Participation Agreement.
“Tax Indemnity Agreement” shall mean the Tax Indemnity Agreement (A1), dated as of the Closing Date, between TVA and the Owner Participant.
“Tax Law Change” shall have the meaning specified in Section 12.2(ii) of the Participation Agreement.
“Tax Loss” shall have the meaning specified in Section 3.1(B) of the Tax Indemnity Agreement.
“Tax Misrepresentation” shall have the meaning specified in Section 3.1(A) of the Tax indemnity Agreement.
“Tax Representation” shall mean each of the items described in Section 1.2 of the Tax Indemnity Agreement.

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“Tax Savings” shall have the meaning specified in Section 4 of the Tax Indemnity Agreement.
“Terminated Portion” shall have the meaning set forth in Section 14A.2 of the Network Lease.
“Termination Date” shall mean each of the monthly dates during the Network Lease Term identified as a “Termination Date” on Schedule 2 of the Network Lease.
“Termination Percentage” shall have the meaning set forth in Section 14A.2 of the Network Lease.
“Termination Value” for any Termination Date shall mean an amount equal to the product of the Owner Lessor’s Cost and the percentage set forth under the heading “Termination Value Percentage” on Schedule 2 of the Network Lease for such Termination Date; provided, however, that if as a result of a prior Partial Termination, the Termination Percentage of Termination Value has been paid with respect to the Terminated Portion of the Network, the Termination Value shall be reduced by the Termination Percentage of the Termination Value applicable to such Partial Termination.
“Transaction” shall mean, collectively, the transactions contemplated under the Participation Agreement and the other Operative Documents.
“Transaction Costs” shall mean the following costs to the extent substantiated or otherwise supported in reasonable detail:
          (i) the cost of reproducing and printing the Operative Documents and the Offering Circular and all costs and fees, including filing and recording fees and recording, transfer, mortgage, intangible and similar taxes in connection with the execution, delivery, filing and recording of the Head Lease, the Network Lease and any other Operative Document, and any other document required to be filed or recorded pursuant to the provisions hereof or of any other Operative Document and any Uniform Commercial Code filing fees in respect of the perfection of any security interests created by any of the Operative Documents or as otherwise reasonably required by the Owner Lessor or the Lease Indenture Trustee;
          (ii) the reasonable fees and expenses of Hunton & Williams LLP, counsel to the Owner Participant, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;
          (iii) the reasonable fees and expenses of Orrick, Herrington & Sutcliffe LLP, special counsel to TVA, and Sutherland, Asbill & Brennan, Butler Snow, Wyatt, Tarrant & Combs LLP and Waller, Lansden, Dortch & Davis, PLLC, local counsel to TVA, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement, the other Operative Documents and the Underwriting Agreement and the preparation of the Offering Circular;
          (iv) the reasonable fees and expenses of Richards, Layton & Finger, P.A., counsel for the Owner Lessor, the Owner Trustee, and the Trust Company for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

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          (v) the reasonable fees and expenses of Sullivan & Cromwell LLP, counsel to the Initial Purchasers, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement, the other Operative Documents and the Underwriting Agreement and the preparation of the Offering Circular;
          (vi) the reasonable fees and expenses of Morris, James, Hitchens & Williams LLP, counsel for the Lease Indenture Trustee, the Trust Company and the Pass Through Trustee, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;
          (vii) the underwriting discounts and commissions payable to, and reasonable out-of-pocket expenses of, the Initial Purchasers;
          (viii) the reasonable fees and expenses of PricewaterhouseCoopers LLP for services rendered in connection with the Transaction;
          (ix) the reasonable out-of-pocket expenses of the Owner Participant, the Owner Lessor and the advisor to the Owner Participant;
          (x) the initial fees and expenses of the Owner Trustee, the Independent Trustee, the Lease Trustee and the Pass Through Trustee in connection with the execution and delivery of the Participation Agreement and the other Operative Documents to which either one is or will be a party;
          (xi) the fees and expenses of the Appraiser for services rendered in connection with delivering the Closing Appraisal required by Section 4 of the Participation Agreement;
          (xii) the fees and expenses of the QTE Consultant for services rendered in connection with delivering the QTE Report required by Section 4 of the Participation Agreement;
          (xiii) the fees and expenses of the Rating Agencies in connection with the rating of the Lease Debt;
          (xiv) the fees and expenses of the Advisors to the Lessee for services rendered in connection with the Transaction; and
          (xv) any other fees, costs, expenses and charges agreed in writing between the Owner Participant and TVA.
Notwithstanding the foregoing, Transaction Costs shall not include internal costs and expenses such as salaries and overhead of whatsoever kind or nature nor costs incurred by the parties to the Participation Agreement pursuant to arrangements with third parties for services (other than those expressly referred to above), computer time procurement (other than out-of-pocket expenses of the Owner Participant), financial analysis and consulting, advisory services (other than those expressly referred to above), and costs of a similar nature.

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“Transaction Documents” shall have the meaning specified in the Assignment and Assumption Agreement.
“Transaction Expense Deductions” shall have the meaning specified in Section 1.1 of the Tax Indemnity Agreement.
“Transaction Party(ies)” shall mean, individually or collectively as the context may require, all or any of the parties to the Operative Documents (including the Trust Company, and Wilmington Trust).
“Transmission Plant” shall mean TVA’s physical plant and equipment in the States of Tennessee, Kentucky, Georgia and Mississippi used for the transmission of electricity, including without limitation electric power transmission cables and associated towers, transformers and circuit breakers (but excluding any Components of the Network).
“Transferee” shall have the meaning specified in Section 7.1(a) of the Participation Agreement.
“Treasury Regulations” shall mean regulations, including temporary regulations, promulgated under the Code.
“Trust Agreement” shall mean the Trust Agreement (Al), dated as of September 22, 2003, among the Trust Company, Frank McDonald and the Owner Participant pursuant to which the Owner Lessor shall be governed.
“Trust Company” shall mean Wells Fargo Delaware Trust Company, a Delaware limited purpose trust company, in its individual capacity.
“Trust Indenture Act” shall mean the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed except as provided in Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
“TVA” shall mean Tennessee Valley Authority, a wholly owned corporate agency and instrumentality of the United States.
“TVA Act” shall mean the Tennessee Valley Authority Act of 1933, as amended.
“Underpayment of Basic Lease Rent” means, as of any date prior to the Expiration Date on which the Network Lease shall terminate (the “date of termination”), the excess (if any) of (y) the aggregate Basic Lease Rent allocated pursuant to Section 3.2(b) of the Network Lease to the period from (and including) the Closing Date to (and including) such date of termination, over (z) the aggregate Basic Lease Rent payable pursuant to Section 3.2(a) of the Network Lease on all Rent Payment Dates on or prior to such date of termination. The amount of any Underpayment of Basic Lease Rent as of each Termination Date is set forth on column (b) of Schedule ID to the Network Lease.

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“Underwriting Agreement” shall mean the Underwriting Agreement, dated September 24, 2003, between TVA and the Initial Purchasers.
“Undivided Interest” shall mean an undivided interest in the tangible property constituting the Network equal to the Owner Lessor’s Percentage that is leased to the Owner Lessor pursuant to the Head Lease. The Undivided Interest shall not include the Software Rights.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.
“U.S. Government Obligations” shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction in the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
“Verifier” shall have the meaning specified in Section 3.4(c) of the Network Lease.
“Wilmington Trust” shall mean Wilmington Trust Company in its individual capacity.

29

Index

Actual Knowledge	2
Additional Certificates	3
Additional Lessor Notes	3
Advisors to the Lessee	3
Affiliate	3
After-Tax Basis	3
Applicable Law	4
Applicable Rate	4
Appraisal Procedure	4
Appraiser	4
Assigned Documents	4
Assignment and Assumption Agreement	4
Assumed Deductions	4
Assumed Tax Rate	4
Authorized Agent	5
Bankruptcy Code	5
Base Rate	5
Basic Lease Rent	5
Beneficial Interest	5
Bond Resolution	5
Burdensome Termination Event	5
Business Dav	5
Certificateholders	5
Certificates	5
Certificates Register	5
Claim	5
Closing	6
Closing Appraisal	6
Closing Date	6
Code	6
Competitor	7
Component	7
Corporate Trust Office	7
Deduction Loss	7
Depreciation Deductions	7
Discount Rate	7
Distribution	7
Dollars or the sign $	7
DTC	7
Early Buy Out Date	7
Early Buy Out Option	7
Early Buy Out Price	7
Effective Date	7
Effective Rate	7
Energy Management, Protection and Billing System	7
Equity Investment	8
ERISA	8
Escrowed Software	8
Event of Default	8
Event of Loss	8
Evidences of Indebtedness	9
Excepted Payments	9
Excepted Rights	9
Excess Amount	9
Exchange Act	9
Excluded Property	9
Excluded Taxes	9
Expiration Date	9
Fair Market Rental Value	10
Fair Market Sales Value	10
Federal Power Act	10
FERC	10
Final Determination	10
GAAP	10
Government	11
Government Action	11
Governmental Entity	11
Guaranty	11
Head Lease	11
Head Lease Basic Term	11
Head Lease Renewal Term	11
Head Lease Rent	11
Head Lease Term	11
Head Lessee	11
Head Lessor	11
Holding Company Act	11
Inclusion Loss	11
Indemnitee	11
Indenture Estate	11
Indenture Trustee’s Liens	12
Independent Appraiser	12
Independent Engineer	12
Independent Trustee	12

INDEX (continued)

Page
Initial Purchaser	12
Interest Deductions	12
Interregional Security Network	12
IRS	12
Joint Operating Agreement	12
Lease Debt	13
Lease Debt Rate	13
Lease Event of Default	13
Lease Indenture	13
Lease Indenture Bankruptcy Default	13
Lease Indenture Event of Default	13
Lease Indenture Payment Default	13
Lease Indenture Trustee	13
Lease Indenture Trustee Office	13
Lease Indenture Trustee’s Account	13
Lessee	13
Lessee Action	13
Lessee Person	13
Lessee’s Interest	13
Lessor Estate	14
Lessor Group Member	14
Lessor Note	14
Lien	14
List of Competitors	14
Loan	14
Majority in Interest of Noteholders	14
Make Whole Premium	14
Material Adverse Effect	15
Measurement and Analysis Sytem	15
Modification	15
Moody’s	15
Network	15
Network Cost	16
Network Function	16
Network Lease	16
Network Lease Term	16
Note Register	16
Noteholder	16
Notes	17
Obsolescence Termination Date	17
Offering Circular	17
Officer’s Certificate	17
OP Guarantor	17
Operative Documents	17
Optional Modification	17
Other Head Leases	17
Other Lease Indentures	17
Other Network Leases	17
Other Owner Lessor’s Interests	17
Other Owner Lessors	17
Other Owner Participants	18
Other Participation Agreements	18
Other Undivided Interests	18
Overdue Rate	18
Overpayment of Basic Lease Rent	18
Owner Lessor	18
Owner Lessor Agreement	18
Owner Lessor’s Account	18
Owner Lessor’s Cost	18
Owner Lessor’s Interest	18
Owner Lessor’s Lien	18
Owner Lessor’s Percentage	19
Owner Participant	19
Owner Participant Transaction Expenses	19
Owner Participant’s Commitment	19
Owner Participant’s Lien	19
Owner Participant’s Net Economic Return	19
Owner Trustee	19
Partial Sale Termination Date	20
Partial Termination	19
Partial Termination Payment	20
Participation Agreement	20
Pass Through Trust	20
Pass Through Trust Agreement	20
Pass Through Trustee	20
Permitted Acts	20
Permitted Closing Date Liens	20
Permitted Instruments	20
Permitted Liens	20
Permitted Post Network Lease Term Liens	21
Permitted Securities	21
Person	21
Plan	21
Pricing Assumptions	21
Proceeds	22
Prudent Industry Practice	22
Purchase Option	22
-ii-

INDEX (continued)

Page
Purchase Option Price	22
QTE Consultant	22
QTE Report	22
Rating Agencies	22
Reasonable Basis	22
Rebuilding Closing Date	22
Redemption Date	22
Regulatory Event of Loss	22
Related Party	22
Reliability Operations Center	23
Rent	23
Rent Payment Date	23
Rental Period	23
Replacement Component	23
Required Modification	23
Requisition	23
Residual Value Insurance	23
Residual Value Insurance Amount	23
Residual Value Insurance Standard	23
Responsible Officer	24
Revenues	24
RVI Advisor	24
S&P	24
SCADA	24
Scheduled Closing Date	24
Scheduled Payment Date	24
SEC	24
Secured Indebtedness	24
Securities Act	24
Security	24
Significant Indenture Default	24
Significant Network Lease Default	25
Software License Consents	25
Software Licenses	25
Software Rights	25
Special Lessee Transfer	25
Special Lessee Transfer Amount	25
Special Lessee Transfer Event	26
State Deductions	26
Statutory Trust Act	26
Subordinated Resolution	26
Substituted Components	26
Substituted Non-Network Equipment	26
Supplemental Lease Rent	26
System Operation Center	26
Tax	26
Tax Advance	26
Tax Assumptions	26
Tax Benefit	27
Tax Claim	27
Tax Event	27
Tax Indemnitee	27
Tax Indemnity Agreement	27
Tax Law Change	27
Tax Loss	27
Tax Misrepresentation	27
Tax Representation	27
Tax Savings	27
Taxes	26
Terminated Portion	27
Termination Date	27
Termination Percentage	27
Termination Value	27
Transaction	28
Transaction Costs	28
Transaction Documents	29
Transaction Expense Deductions	29
Transaction Party(ies)	29
Transferee	30
Transmission Plant	29
Treasury Regulations	30
Trust Agreement	30
Trust Company	30
Trust Indenture Act	30
TVA	30
TVA Act	30
U.S. Government Obligations	30
Underpayment of Basic Lease Rent	30
Underwriting Agreement	30
Undivided Interest	30
Uniform Commercial Code or UCC	30
Verifier	31
Wilmington Trust	31
-iii-

CONTROL, MONITORING AND DATA ANALYSIS NETWORK
PARTICIPATION AGREEMENTS
The September 22, 2003, Participation Agreement (Al) among the Tennessee Valley Authority (“TVA”), NVG Network I Statutory Trust, Wells Fargo Delaware Trust Company, Wachovia Mortgage Corporation, and Willington Trust in two separate capacities has been filed. Each of the four Participation Agreements is substantially similar, except as noted below:
Participation Agreement (Al) covers an undivided 26.640926641 percent interest in the Control, Monitoring and Data Analysis Network (“Network”). Wachovia Mortgage Corporation, as owner participant, agrees to take certain actions to enable NVG Network I Statutory Trust, the owner lessor, to have the funds necessary to pay TVA head lease rent attributable a 26.640926641 percent interest in the Network. TVA agrees to lease a 26.640926641 percent undivided interest in the Network by means of a head lease to NVG Network I Statutory Trust, as owner lessor. NVG Network I Statutory Trust, as owner lessor agrees to lease back to TVA a 26.640926641 percent undivided interest in the Network by means of a network lease.
Participation Agreement (A2) covers an undivided 33.462033462 percent interest in the Network. Fleet Capital Corporation, as owner participant, agrees to take certain actions to enable NVG Network II Statutory Trust, the owner lessor, to have the funds necessary to pay TVA head tease rent attributable a 33.462033462 percent interest in the Network. TVA agrees to lease a 33.462033462 percent undivided interest in the Network by means of a head lease to NVG Network II Statutory Trust, as owner lessor. NVG Network II Statutory Trust, as owner lessor agrees to lease back to TVA a 33.462033462 percent undivided interest in the Network by means of a network lease.
Participation Agreement (A3) covers an undivided 21.879021879 percent interest in the Network. SunTrust Leasing Corporation, as owner participant, agrees to take certain actions to enable NVG Network III Statutory Trust, the owner lessor, to have the funds necessary to pay TVA head lease rent attributable a 21.879021879 percent interest in the Network. TVA agrees to lease a 21.879021879 percent undivided interest in the Network by means of a head lease to NVG Network III Statutory Trust, as owner lessor. NVG Network III Statutory Trust, as owner lessor agrees to lease back to TVA a 21.879021879 percent undivided interest in the Network by means of a network lease.
Participation Agreement (A4) covers an undivided 18.018018018 percent interest in the Network. Wachovia Mortgage Corporation, as owner participant, agrees to take certain actions to enable NVG Network IV Statutory Trust, the owner lessor, to have the funds necessary to pay TVA head lease rent attributable a 18.018018018 percent interest in the Network. TVA agrees to lease a 18.018018018 percent undivided interest in the Network by means of a head lease to NVG Network IV Statutory Trust, as owner lessor. NVG Network IV Statutory Trust, as owner lessor agrees to lease back to TVA a 18.018018018 percent undivided interest in the Network by means of a network lease.